Execution Version HIGHLY CONFIDENTIAL Purchase and Sale Agreement by and among True Green Capital Fund III, L.P., APA Finance III, LLC, and, solely for purposes of Article V, Section 6.04, Section 6.05 and Article X, Altus Power, LLC Dated as of December 23, 2022

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ........................................................................................................... 1 Section 1.01 Certain Definitions ...................................................................................... 1 Section 1.02 Other Definitional Provisions ................................................................... 20 ARTICLE II PURCHASE AND SALE OF INTERESTS ........................................................... 22 Section 2.01 Purchase and Sale of Company Interests; Debt Payoff ............................ 22 Section 2.02 Preliminary Purchase Price ....................................................................... 22 Section 2.03 The Closing; Closing Deliveries ............................................................... 23 Section 2.04 Post-Closing Purchase Price Adjustment.................................................. 25 Section 2.05 Right of First Offer ................................................................................... 27 Section 2.06 Specified Claim Escrow ............................................................................ 28 ARTICLE III REPRESENTATIONS AND WARRANTIES AS TO SELLER ......................... 28 Section 3.01 Organization and Standing ........................................................................ 28 Section 3.02 No Conflicts .............................................................................................. 28 Section 3.03 Governmental Consents ............................................................................ 29 Section 3.04 Proceedings; Orders .................................................................................. 29 Section 3.05 Authority; Execution and Delivery; Enforceability .................................. 29 Section 3.06 Brokerage Fees .......................................................................................... 29 ARTICLE IV REPRESENTATIONS AND WARRANTIES AS TO THE ACQUIRED COMPANIES ................................................................................................................... 30 Section 4.01 Organization and Standing ........................................................................ 30 Section 4.02 No Conflicts .............................................................................................. 30 Section 4.03 Governmental Consents ............................................................................ 30 Section 4.04 Equity Interests of the Acquired Companies ............................................ 30 Section 4.05 Financial Statements ................................................................................. 31 Section 4.06 Undisclosed Liabilities.............................................................................. 32 Section 4.07 Absence of Changes .................................................................................. 32 Section 4.08 Proceedings; Orders .................................................................................. 32 Section 4.09 Environmental Matters.............................................................................. 32 Section 4.10 Material Contracts ..................................................................................... 33 Section 4.11 Real Property ............................................................................................ 34 Section 4.12 Personal Property ...................................................................................... 35 Section 4.13 Employee Matters ..................................................................................... 35 Section 4.14 Tax Matters ............................................................................................... 36 Section 4.15 Compliance with Laws ............................................................................. 37 Section 4.16 Affiliate Arrangements ............................................................................. 38 Section 4.17 Insurance ................................................................................................... 38 Section 4.18 Permits ...................................................................................................... 38 Section 4.19 Regulatory Status ...................................................................................... 38 Section 4.20 Accounts ................................................................................................... 39

ii ARTICLE V WARRANTIES OF BUYER AND BUYER PARENT ......................................... 39 Section 5.01 Organization and Standing ........................................................................ 39 Section 5.02 No Conflicts .............................................................................................. 39 Section 5.03 Governmental Consents ............................................................................ 40 Section 5.04 Proceedings; Orders .................................................................................. 40 Section 5.05 Authority; Execution and Delivery; Enforceability .................................. 40 Section 5.06 Investment ................................................................................................. 40 Section 5.07 Financial Ability; Source of Funds ........................................................... 41 Section 5.08 Solvency .................................................................................................... 41 Section 5.09 Investigation .............................................................................................. 41 Section 5.10 Regulatory Status; No Regulatory Impediment ........................................ 42 Section 5.11 Brokerage Fees .......................................................................................... 42 Section 5.12 Tax Matters ............................................................................................... 42 ARTICLE VI COVENANTS ....................................................................................................... 43 Section 6.01 Confidentiality .......................................................................................... 43 Section 6.02 Conduct of the Business............................................................................ 43 Section 6.03 Access ....................................................................................................... 46 Section 6.04 Efforts to Close; Consents ........................................................................ 47 Section 6.05 Regulatory Approvals. .............................................................................. 48 Section 6.06 Tax Matters ............................................................................................... 50 Section 6.07 Letters of Credit and Guaranties ............................................................... 51 Section 6.08 Insurance ................................................................................................... 51 Section 6.09 Termination of Certain Agreements; Intercompany Accounts ................. 52 Section 6.10 D&O Indemnified Parties ......................................................................... 52 Section 6.11 Post-Closing Access to Books and Records ............................................. 52 Section 6.12 Press Releases and Communications ........................................................ 53 Section 6.13 Use of Seller Marks .................................................................................. 53 Section 6.14 Non-Solicitation ........................................................................................ 54 Section 6.15 Hedging Arrangements ............................................................................. 54 Section 6.16 Specified Claim ......................................................................................... 54 Section 6.17 General Claims Escrow ............................................................................. 55 Section 6.18 FERC Re-certifications ............................................................................. 59 Section 6.19 Exclusivity ................................................................................................ 59 Section 6.20 Post-Closing Receivables ......................................................................... 59 Section 6.21 Final Tax Equity Payments; Final Completion ......................................... 60 Section 6.22 Cooperation ............................................................................................... 60 ARTICLE VII CONDITIONS TO CLOSING ............................................................................. 60 Section 7.01 Conditions to All Parties’ Obligations ...................................................... 60 Section 7.02 Conditions to Buyer’s Obligations............................................................ 61 Section 7.03 Conditions to Seller’s Obligations ............................................................ 61 ARTICLE VIII SURVIVAL AND REMEDIES .......................................................................... 62 Section 8.01 Survival ..................................................................................................... 62 Section 8.02 Tax Equity Indemnity ............................................................................... 62 Section 8.03 MBTA Indemnity...................................................................................... 63

iii Section 8.04 Exclusive Remedy; Disclaimer ................................................................. 63 ARTICLE IX TERMINATION .................................................................................................... 64 Section 9.01 Termination ............................................................................................... 64 Section 9.02 Effect of Termination ................................................................................ 65 ARTICLE X MISCELLANEOUS ............................................................................................... 65 Section 10.01 Notices ...................................................................................................... 65 Section 10.02 Assignment ............................................................................................... 67 Section 10.03 Severability ............................................................................................... 67 Section 10.04 Disclosure Schedules ................................................................................ 67 Section 10.05 Amendment and Waiver ........................................................................... 68 Section 10.06 Entire Agreement ...................................................................................... 68 Section 10.07 Counterparts .............................................................................................. 68 Section 10.08 Governing Law ......................................................................................... 68 Section 10.09 Consent to Jurisdiction and Service of Process ........................................ 68 Section 10.10 WAIVER OF JURY TRIAL ..................................................................... 69 Section 10.11 Expenses ................................................................................................... 69 Section 10.12 No Third-Party Beneficiaries .................................................................... 69 Section 10.13 Remedies ................................................................................................... 69 Section 10.14 No Recourse .............................................................................................. 70 Section 10.15 Release ...................................................................................................... 70 Section 10.16 Buyer Parent Guaranty .............................................................................. 71 Section 10.17 Conflict Waiver ......................................................................................... 72 Section 10.18 Further Assurances.................................................................................... 73 EXHIBITS Exhibit A-1 Form of Assignment Agreement (Company) Exhibit A-2 Form of Assignment Agreement (TGC III FiT LA, LLC) Exhibit A-3 Form of Assignment Agreement (USPS LA Solar Holdings, LLC) Exhibit B Form of Escrow Agreement Exhibit C Form of Transition Services Agreement SCHEDULES Schedule A Reorganization Steps Plan Schedule B Credit Support Obligations Schedule C SREC Price List Schedule D Sample Closing Statement Schedule E Tax Equity Documents Schedule F Required Consents

iv SELLER DISCLOSURE SCHEDULES Section 1.01(a) Knowledge of Seller Section 1.01(b) Hedging Arrangements Schedule 1.03 Tax Partnerships Section 3.02 No Conflicts Section 3.03 Governmental Consents Section 4.02 No Conflicts Section 4.03 Governmental Consents Section 4.04 Equity Interests of the Acquired Companies Section 4.05(a) Financial Statements Section 4.05(b) Holding Companies Section 4.05(c) Immaterial Subsidiaries Section 4.10(a) Material Contracts Section 4.10(b) Material Contracts Exceptions Section 4.11(a) Real Property Section 4.11(b) Real Property Liens Section 4.11(c) Real Property Exceptions Section 4.14 Tax Matters Section 4.16 Affiliate Arrangements Section 4.17 Insurance Section 4.19 Regulatory Exceptions Section 4.20 Accounts Section 6.02(a) Conduct of the Business Section 6.17(a)(iv) Development Project Revenue Assumptions BUYER DISCLOSURE SCHEDULES Section 1.01 Knowledge of Buyer Section 5.02 No Conflicts; Consents Section 5.03 Governmental Consents

1 PURCHASE AND SALE AGREEMENT This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of December 23, 2022 (the “Execution Date”), by and among (a) True Green Capital Fund III, L.P., a Delaware limited partnership (“Seller”), (b) APA Finance III, LLC, a Delaware limited liability company (“Buyer”), and (c) solely for purposes of Article V, Section 6.04, Section 6.05 and Article X, Altus Power, LLC, a Delaware limited liability company (“Buyer Parent”). RECITALS WHEREAS, Seller indirectly holds ownership interests in approximately 219.5 aggregate megawatts of generating capacity from 58 solar systems with sites located in California, Colorado, Delaware, Illinois, Massachusetts, New Jersey, New York and South Carolina (the “Portfolio” and each such system, a “Project”), through its direct and indirect ownership of Equity Interests in those Persons set forth in Section 4.04 of the Seller Disclosure Schedules as of the date hereof (the “Company Subsidiaries”); WHEREAS, prior to the Closing, Seller will (or will cause one or more of its Subsidiaries to) establish APAF III Operating, LLC, as a newly-formed Delaware limited liability company (the “Company”) and enter into and complete the reorganization effective immediately prior to or concurrently with the Closing in accordance with the Reorganization Steps Plan attached hereto as Schedule A (the “SaleCo Reorganization”); and WHEREAS, at the Closing, on the terms and subject to the conditions set forth in this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the limited liability company interests of the Company (the “Company Interests”). AGREEMENT NOW, THEREFORE, in consideration for the promises, representations and warranties and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.01 Certain Definitions. For purposes of this Agreement, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth below: “Accounting Principles” means GAAP as modified by those accounting practices, methodologies, procedures, calculations, classifications, adjustments and principles set forth on the Sample Closing Statement. “Acquired Companies” means the Company and the Company Subsidiaries. “Adjustment Escrow Account” has the meaning set forth in Section 2.01(b).

2 “Adjustment Escrow Amount” means $100,000. “Affiliate” means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with such Person. “Affiliate Contracts” means any Contract between (a) any Acquired Company, on the one hand, and (b) (i) Seller or any of its Affiliates (other than the Acquired Companies) or (ii) any director, manager or officer of Seller or any of its Affiliates (including the Acquired Companies), on the other hand. “Agreement” has the meaning set forth in the preamble hereof. “Alternative Transaction” has the meaning set forth in Section 6.19. “Anti-Corruption Law” means the U.S. Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act of 2010, and all other applicable anti-bribery or anti-corruption Laws. “Applicable Development Project Holdback Amount” means, (i) for Project A2 $4,900,000; (ii) for Project CC3, $4,600,000; and (iii) for Project E1, $2,900,000. “Assignment Agreement (Company)” means the assignment agreement, substantially in the form attached hereto as Exhibit A-1, to be entered into at the Closing by and between Revolving Loan Facility (Fund III) Borrower, LLC and Buyer. “Assignment Agreement (TGC III FiT LA, LLC)” means the assignment agreement, substantially in the form attached hereto as Exhibit A-2, to be entered into at the Closing (solely in the case of a Development Stage Incompletion) by and between TGC III T/E HoldCo, LLC and an Affiliate of Buyer to be designated by Buyer. “Assignment Agreement (USPS LA Solar Holdings, LLC)” means the assignment agreement, substantially in the form attached hereto as Exhibit A-3, to be entered into at the Closing (solely in the case of a Final POLA Carport Payment Incompletion) by and between TGC III T/E HoldCo, LLC and an Affiliate of Buyer to be designated by Buyer. “Balance Sheet Date” has the meaning set forth in Section 4.05(a). “Base Purchase Price” means $293,047,412. “Bonds” means the Credit Support Obligations that are listed under the heading “Bonds” (specifically items 1 through 11 thereunder) on Schedule B. “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York. “Buyer” has the meaning set forth in the preamble hereof. “Buyer Disclosure Schedules” means the disclosure schedules (including any attachments thereto) delivered by Buyer to Seller on the Execution Date concurrently with the execution and delivery of this Agreement.

3 “Buyer Indemnified Persons” has the meaning set forth in Section 6.17(a). “Buyer Parent” has the meaning set forth in the preamble hereof. “Buyer Parent Guaranty” has the meaning set forth in Section 10.16. “Claim” has the meaning set forth in Section 6.17(b). “Claim Notice” has the meaning set forth in Section 6.17(b). “Closing” has the meaning set forth in Section 2.03(a). “Closing Adjustment Amount” means the amount, which may be positive or negative, determined as of the Closing (but without giving effect to the Closing), equal to the sum of: (a) either (i) a positive amount equal to the amount by which the Closing Working Capital exceeds the Target Working Capital or (ii) a negative amount equal to the amount by which the Target Working Capital exceeds the Closing Working Capital; (b) a positive amount equal to the Closing Cash; (c) a negative amount equal to the Closing Indebtedness; (d) a negative amount equal to the Company Transaction Expenses; (e) a negative amount equal to 50% of the HSR filing fee required to be borne by Seller pursuant to Section 6.05(f), solely to the extent previously paid by Buyer and not otherwise reimbursed by Seller at or prior to the Closing; and (f) a negative amount equal to the Qualifying Net Income. provided that, for the avoidance of doubt, no obligations or Liabilities under or relating to any Hedging Arrangements of the Acquired Companies shall be taken into account for purposes of determining the Closing Adjustment Amount or any component thereof. “Closing Cash” means the sum of all cash and cash equivalents of the Acquired Companies (net of issued but uncleared checks and drafts and without duplication of any amounts included in the calculation of Closing Working Capital or Qualifying Net Income), determined in accordance with the Accounting Principles. “Closing Date” has the meaning set forth in Section 2.03(a). “Closing Indebtedness” means the sum of all Indebtedness of the Acquired Companies (without duplication of any amounts included in the calculation of Closing Working Capital or Company Transaction Expenses, and excluding the Credit Support Obligations and Indebtedness solely among the Acquired Companies), determined in accordance with the Accounting Principles. “Closing Statement” has the meaning set forth in Section 2.04(a).

4 “Closing Working Capital” means the Current Assets less the Current Liabilities determined as of the Closing (but without giving effect to the Closing). “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Community Solar (MA) Assignment” means the partial assignment agreement, in a form reasonably agreed by the Parties, to be entered into at the Closing by and between MA Community Solar (Fund III) LLC and Buyer or an Affiliate of Buyer to be designated by Buyer, pursuant to which MA Community Solar (Fund III) LLC assigns all of its rights and obligations under the Solomon MSA described in clause (ii) of the definition thereof to Buyer or its Affiliate designee (other than rights to Intellectual Property (as defined therein) reverting to MA Community Solar (Fund III) LLC thereunder). “Community Solar (NY) Assignment” means the partial assignment agreement, in a form reasonably agreed by the Parties, to be entered into at the Closing by and between TGC III Community Solar Services, LLC, and Buyer or an Affiliate of Buyer to be designated by Buyer, pursuant to which TGC III Community Solar Services, LLC assigns all of its rights and obligations under the Solomon MSA described in clause (i) of the definition thereof to Buyer or its Affiliate designee (other than rights to Intellectual Property (as defined therein) reverting to TGC III Community Solar Services, LLC thereunder). “Company” has the meaning set forth in the recitals hereof. “Company Interests” has the meaning set forth in the recitals hereof. “Company Subsidiaries” has the meaning set forth in the recitals hereof. “Company Transaction Expenses” means the sum of all costs, fees and expenses incurred or otherwise payable by any of the Acquired Companies in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, accountants, financial advisors, experts and consultants, in each case, that have not been paid at or prior to the Closing (without duplication of any amounts included in the calculation of Closing Indebtedness or Closing Working Capital). “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 3, 2021, between TGCM and Altus Power America, Inc. “Consent” means any consent, approval, authorization, expiration or termination of applicable waiting period (including any extension thereof), exemption, waiver, variance, filing, registration or notification. “Contract” means any agreement, contract, lease, license or other legally binding commitment or undertaking. “Contracting Party” has the meaning set forth in Section 10.14.

5 “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, Contract or otherwise. “Credit Facilities” means (a) the KeyBank Credit Facility and (b) the First-Citizens Credit Facility. “Credit Support Obligations” means all obligations and Liabilities relating to or arising out of or in connection with the letters of credit, guarantees, bonds and other credit assurances of a comparable nature made or issued by or on behalf of Seller or any of its Affiliates (other than the Acquired Companies) for the benefit of any Acquired Company, as set forth in Schedule B, including, for the avoidance of doubt, the letter of credit under the KeyBank Credit Facility on behalf of Dix Solar, L.L.C., as set forth in Schedule B. “Current Assets” means the sum of: (a) all SRECs of the Acquired Companies related to energy generated by the assets of the Acquired Companies during the period prior to the SREC Reference Date with respect to partial SRECs and (ii) the period between the SREC Reference Date and the Closing Date with respect to SRECs other than partial SRECs (including SRECs that have been minted but are unable to be delivered under the terms of existing Contracts), the value of which shall be determined based on the bid price list attached hereto as Schedule C; (b) all receivables of the Acquired Companies with respect to energy, capacity, ancillary services and related products delivered under their power purchase agreements, (i) other than with respect to NYCS Projects, during the period from the first day of the calendar month preceding the month in which the Closing occurs until (but excluding) the Closing Date, to the extent invoiced, and (ii) with respect to NYCS Projects, to the extent not past due prior to the Closing Date; provided that, for purposes of the Closing Statement, and without limiting Buyer’s obligations pursuant to Section 6.20 following the Closing, no value shall be assigned to any such receivable on which payment is not received by the Acquired Companies prior to the delivery of the Closing Statement to Seller pursuant to Section 2.04(a); (c) the amount of (i) all quarterly distributions under the Tax Equity Documents for the quarter in which the Closing Date occurs reasonably anticipated to become payable to each Acquired Company directly owning Equity Interests in the applicable Tax Equity Partnership (excluding any distributions required to be paid to Seller pursuant to Section 6.21(a)) and (ii) all cash reserves held by any Tax Equity Partnership (or any Subsidiary thereof) at the Closing Date and not then subject to distribution; (d) cash deposits provided by, or on behalf of, any Acquired Company to secure obligations of such Acquired Company, to the extent refundable to such Acquired Company; and (e) other prepaid expenses in the categories detailed under the “Other” line item on the Estimated Closing Statement and attributable to any post-Closing period, not to

6 exceed $250,000 in the aggregate (the “Prepaid Expenses Cap”); provided that, expenses relating to PILOT Agreements shall not be subject to the Prepaid Expenses Cap; in each case, without duplication of any amounts taken into account in the calculation of Closing Cash or Qualifying Net Income. “Current Liabilities” means the sum of the combined current Liabilities of the Acquired Companies as determined in accordance with the Accounting Principles (without duplication of any amounts taken into account in the calculation of Closing Indebtedness or Company Transaction Expenses); provided, however, that Current Liabilities excludes deferred Tax Liabilities of the Acquired Companies. “D&O Indemnified Parties” has the meaning set forth in Section 6.10(a). “Development Project Capital Expenditures” means from and after Closing, any capital expenditures payable to third parties under any Contracts with respect to any Development Project necessary to achieve Development Project Final Completion for such Development Project. “Development Project Final Completion” means (i) with respect to Project A2, Final Completion as defined in the Engineering, Procurement and Construction Contract, effective as of July 9, 2021, by and between Abundant Solar Power (A2) LLC and Can-Am Contracting USA, Inc., (ii) with respect to Project CC3, Final Completion as defined in the Engineering, Procurement and Construction Contract, effective as of March 4, 2022, by and between Abundant Solar Power (CC3) LLC and Pfister Energy, Inc., and (iii) with respect to Project E1, Final Completion as defined in the Engineering, Procurement and Construction Contract, effective as of July 14, 2021, by and between Abundant Solar Power (E1) LLC and Can-Am Contracting USA, Inc. “Development Project Final Release Date” means, with respect to any Development Project, the fifth Business Day after the earlier of (a) the date on which Seller provides written notice to Buyer of the achievement of Development Project Substantial Completion with respect to such Development Project, together with reasonable supporting documentation (including final commissioning test results) and (b) the date that is one year following the Closing. “Development Project First Release Date” means, with respect to any Development Project, the fifth Business Day after the date on which Seller provides written notice to Buyer of the achievement of Development Project Mechanical Completion with respect to such Development Project, together with reasonable supporting documentation. “Development Project Holdback Amount” means of the sum of the Applicable Development Project Holdback Amounts for the Development Projects at the Closing. “Development Project Mechanical Completion” means (i) with respect to Project A2, Mechanical Completion as defined in the Engineering, Procurement and Construction Contract, effective as of July 9, 2021, by and between Abundant Solar Power (A2) LLC and Can-Am Contracting USA, Inc., (ii) with respect to Project CC3, Mechanical Completion as defined in the Engineering, Procurement and Construction Contract, effective as of March 4, 2022, by and between Abundant Solar Power (CC3) LLC and Pfister Energy, Inc., and (iii) with respect to

7 Project E1, Mechanical Completion as defined in the Engineering, Procurement and Construction Contract, effective as of July 14, 2021, by and between Abundant Solar Power (E1) LLC and Can- Am Contracting USA, Inc. “Development Project Substantial Completion” means (i) with respect to Project A2, Substantial Completion as defined in the Engineering, Procurement and Construction Contract, effective as of July 9, 2021, by and between Abundant Solar Power (A2) LLC and Can-Am Contracting USA, Inc., (ii) with respect to Project CC3, Substantial Completion as defined in the Engineering, Procurement and Construction Contract, effective as of March 4, 2022, by and between Abundant Solar Power (CC3) LLC and Pfister Energy, Inc., and (iii) with respect to Project E1, Substantial Completion as defined in the Engineering, Procurement and Construction Contract, effective as of July 14, 2021, by and between Abundant Solar Power (E1) LLC and Can- Am Contracting USA, Inc. “Development Projects” means, collectively, Project A2, Project CC3 and Project E1, in each case, solely to the extent that the Subsequent Project Payment Date has not occurred for such Project prior to the Closing. “Development Stage Incompletion” means that, despite the use of commercially reasonable efforts by Seller as required by Section 6.02(c), the Subsequent Project Payment Date has not occurred with respect to one or more Development Projects but all conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing). “Disclosure Schedules” means, collectively, the Seller Disclosure Schedules and the Buyer Disclosure Schedules. “Dispute Statement” has the meaning set forth in Section 2.04(b). “Disputed Item” has the meaning set forth in Section 2.04(b). “Disqualified Person” means (a) the U.S., any state or political subdivision thereof, any possession of the U.S. or any agency or instrumentality of any of the foregoing; (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code), unless the exception under Section 168(h)(1)(D) of the Code applies, and “tax-exempt controlled entity” as defined in Section 168(h)(6)(F)(iii) of the Code, unless an election is in effect under Section 168(h)(6)(F)(ii) of the Code; (c) any Person who is not a “United States person” as defined in Section 7701(a)(30) of the Code (other than a foreign partnership or foreign pass-through entity), unless such Person is a foreign person or entity that is subject to U.S. federal income tax on more than 50% of the gross income for the taxable year derived by such Person from the applicable property; (d) any mutual savings bank, cooperative bank or domestic building and loan association to which Code Section 593 applies; (e) any regulated investment company or real estate investment trust subject to taxation under subchapter M, chapter 1 of the Code; (f) any cooperative organization described in Section 1381(a) of the Code; (g) a person described in Section 50(b)(3) of the Code (unless such person would be subject to tax under Section 511 of the Code on all income from the Company); (h) any Indian tribal government described in Section 7701(a)(40) of the Code; (i) any other person whose direct or indirect ownership of the Company would result in a disallowance or recapture of

8 ITC as a result of Section 50(d) of the Code; and (j) any partnership or other pass-through entity (including a single-member disregarded entity), any partner (or other holder of an equity or profits interest) of which is a Disqualified Person (as set forth in clauses (a) through (i)). “Environmental Law” means any Law relating to pollution or the protection of the natural environment (including air, water and soil). “Environmental Permits” has the meaning set forth in Section 4.09(a). “EPC Contracts” means, collectively, the engineering, procurement and construction Contracts, construction Contracts or design and construction Contracts (or any equivalent Contracts) pursuant to which each Project has been constructed. “Equity Interests” means, with respect to any Person, any corporate stock, shares, partnership interests, limited liability company interests, membership interests or units, or any other equity interests of, or other equity participation in, such entity that confers on any other Person the right to receive a share of the profits and losses of, or distribution of the assets of, such Person. “ERISA” means the Employee Retirement Income Security Act of 1974. “Escrow Agent” means KeyBank. “Escrow Agreement” means the escrow agreement, in the form attached hereto as Exhibit B (subject to any comments by the Escrow Agent prior to the Closing reasonably acceptable to Buyer and Seller), to be entered into at the Closing by and among Seller, Buyer and the Escrow Agent. “Estimated Adjustment Amount” has the meaning set forth in Section 2.02. “Estimated Adjustment Cap” means $12,000,000. “Estimated Adjustment Shortfall Amount” means the amount, if any, by which the Estimated Adjustment Amount (calculated without regard to the Estimated Adjustment Cap) exceeds the Estimated Adjustment Cap. “Estimated Closing Statement” has the meaning set forth in Section 2.02. “Execution Date” has the meaning set forth in the preamble hereof. “Exercise Notice” has the meaning set forth in Section 2.05(c). “FERC” means the Federal Energy Regulatory Commission. “Final POLA Carport Payment” means all net amounts received by the Acquired Companies with respect to the POLA Projects (as defined in the USPS LA Solar T/E LLCA) from any Capital Contributions made by G-I Energy Investments LLC with respect to the Carport POLA Projects (each, as defined in the USPS LA Solar T/E LLCA) on the POLA Second Contribution

9 Date (as defined in the USPS LA Solar T/E LLCA) in accordance with Section 4.1(d) of the USPS LA Solar T/E LLCA. “Final POLA Carport Payment Incompletion” means that, despite the use of commercially reasonable efforts by Seller as required by Section 6.02(d), the Final POLA Carport Payment has not been made but all conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing). “Final Settlement Date” has the meaning set forth in Section 2.04(b). “Financial Statements” has the meaning set forth in Section 4.05(a). “First-Citizens Credit Facility” means the Amended and Restated Financing Agreement, dated as of March 5, 2021, as amended by that certain First Amendment to Amended and Restated Financing Agreement, dated as of July 28, 2021, and that certain Second Amendment to Amended and Restated Financing Agreement, dated as of May 13, 2022, by and among NY Community Solar (Fund III) Borrower, LLC, as Borrower, First-Citizens Bank & Trust Company (f.k.a. CIT Bank, N.A.), as Administrative Agent and Collateral Agent, and the Lender party thereto. “FPA” means the Federal Power Act. “Fraud” means, with respect to any Party, any breach or inaccuracy of any representation or warranty set forth in Article III, Article IV or Article V, as applicable, when made in the Agreement or in any certificate delivered pursuant hereto by such Party that constitutes common law fraud under the Laws of the State of Delaware. “GAAP” means generally accepted accounting principles in the U.S., consistently applied throughout the specified period. “GCube Liability Insurance Policy” means Policy No. SO224766601, renewed as of August 1, 2022, by and between TGCM, its subsidiaries and GCUBE Insurance Services, Inc. “General Claims Escrow Account” has the meaning set forth in Section 2.01(b). “General Claims Escrow Amount” means an amount equal to $2,271,725.59. “Government Closure” has the meaning set forth in Section 6.05(d). “Governmental Authority” means (a) any foreign or domestic, supranational or national, or federal, state, provincial or local governmental authority, or any political subdivision of any of the foregoing, (b) any court of competent jurisdiction, administrative agency or commission, tribunal or arbitral body, FERC, NERC, Independent System Operator, or Regional Transmission Organization, or (c) any quasi-governmental authority or similar instrumentality of any governmental authority. “Hazardous Substance” means any substance that is (a) listed, classified, regulated or defined pursuant to any Environmental Law to be a hazardous waste, hazardous substance,

10 hazardous material, or toxic substance due to its dangerous or deleterious properties or characteristics, (b) any petroleum product and any derivative or by-product thereof, (c) any friable asbestos-containing material and (d) any radioactive material. “Hedging Arrangement” means any forward, future, swap, collar, put, call, floor, cap, option or other similar Contract the purpose of which is to benefit from, or reduce the risk of, fluctuations in interest or foreign exchange rate, currency, or the price of any commodity (including energy, capacity, environmental attributes and ancillary products or services) or any equity or debt security or any index based on any of the foregoing. “Holding Company” has the meaning set forth in Section 4.05(b). “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “Immaterial Subsidiaries” has the meaning set forth in Section 4.05(c). “Indebtedness” means (without duplication) the following obligations (other than Credit Support Obligations): (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations for the deferred purchase price of property, goods or services which are required to be classified and accounted for under GAAP as debt (other than current trade payables incurred in the ordinary course of business), (d) any reimbursement obligations with respect to draws under outstanding letters of credit, surety bonds or similar instruments, (e) any obligations required to be classified and accounted for as capital lease obligations on a balance sheet in accordance with GAAP, (f) any guaranty of any of the obligations described in clauses (a) - (e), and (g) any obligations in the nature of accrued fees, interest, premiums, breakage or make-whole payments or penalties with respect to any of the foregoing. “Indemnifiable Losses” has the meaning set forth in Section 6.17(a). “Indemnity Outside Date” has the meaning set forth in Section 6.17(a). “Independent Accountant” has the meaning set forth in Section 2.04(b). “Insurance Policies” has the meaning set forth in Section 4.17. “Intercompany Accounts” means any accounts, balances, payables, receivables or Indebtedness or other amounts owing between (a) Seller or any of its Affiliates (other than the Acquired Companies), on the one hand, and (b) any Acquired Company, on the other hand. “Interim Period” has the meaning set forth in Section 6.02(a). “Investec Facility” means the certain Credit Agreement, dated as of July 9, 2020, as amended by that certain Amendment and Consent No. 1 to Credit Agreement dated September 9, 2021 and that certain Amendment and Consent No. 2 to Credit Agreement dated as of April 8, 2022 by and among Revolving Loan Facility (Fund III) Borrower, LLC as borrower, Revolving Loan Facility (Fund III) Pledgor, LLC as pledgor, each of the lenders from time to time party

11 thereto, Investec Bank plc, as administrative agent for the Lenders and KeyBank National Association, as Collateral Agent for the secured parties. “Investec Release Amount” means, with respect to the Investec Facility, the aggregate amount of the loans and other obligations thereunder required to be prepaid or repaid in order to release all Liens granted on the Equity Interests in or assets of any Acquired Company granted thereunder. “Investec Release Letter” means, with respect to the Investec Facility, a customary release letter executed by the applicable lenders or other obligees (or their respective agents) under the Investec Facility, which (a) specifies the Investec Release Amount, (b) provides for the satisfaction and discharge of all obligations of any Acquired Company under the Investec Facility, subject to customary surviving obligations, upon receipt of the Investec Release Amount (subject to payment of funds by Buyer pursuant to Section 2.01(b)), (c) provides for the release, concurrently with the repayment of the Investec Release Amount, of all Liens granted in the Equity Interests in or assets of any Acquired Company under the Investec Facility to secure the Indebtedness thereunder, and (d) provides for wire transfer instructions for payment of the Investec Release Amount. “ITC Loss Event” means an event that causes the recapture, loss or reduction in, any disallowance or deferral of, or lack of right of an investor (excluding, for avoidance of doubt, Seller or any of its Affiliates) in the Acquired Companies to claim all or any portion of the ITCs. “ITCs” means investment tax credits under Section 48 of the Code. “KeyBank” means KeyBank National Association. “KeyBank Credit Facility” means the Financing Agreement, dated as of December 7, 2018, as amended by that certain First Amendment to Financing Agreement, dated as of January 2, 2020, and that certain Second Amendment to Financing Agreement, dated as of February 20, 2020, by and among Portfolio A Financing (Fund III), LLC, as Borrower, certain subsidiaries of Borrower, as Subsidiary Guarantors, KeyBanc Capital Markets Inc., as Lead Arranger, KeyBank, as Administrative Agent, Collateral Agent, L/C Issuer and L/C Lender, and the Lenders party thereto. “Knowledge of Buyer” means the actual knowledge, after reasonable investigation, of any individual set forth on Section 1.01 of the Buyer Disclosure Schedules. “Knowledge of Seller” means the actual knowledge, after reasonable investigation, of any individual set forth on Section 1.01 of the Seller Disclosure Schedules. “Laws” means all applicable laws, constitutions, treaties, statutes, rules, regulations, codes, ordinances, directives and other requirements of any Governmental Authority having the force or effect of law and all Orders. “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

12 “Liens” means any lien, mortgage, security interest, pledge, charge, claim or other encumbrance. “Losses” means any and all losses, damages, fines, penalties, interest payments and other costs and expenses (including documented out-of-pocket costs and expenses of Proceedings, amounts paid in connection with any assessments, judgments or settlements relating thereto, court costs, and reasonable fees of attorneys, accountants and other experts incurred in connection with any such Proceedings). “Material Adverse Effect” means any circumstance, change, fact, event, effect, occurrence or development that, individually, or in the aggregate with any other circumstance, change, fact, event, effect, occurrence or development, has had, has or would reasonably be expected to have, a material adverse effect on (a) with respect to the Acquired Companies, the business, assets, liabilities, financial condition or results of operations of the Acquired Companies, taken as a whole; provided that, in the case of this clause (a), none of the following shall constitute or be deemed to contribute to a “Material Adverse Effect” or shall otherwise be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur: (i) changes generally affecting the industries in which any of the Acquired Companies operate, (including the electric generating, transmission or distribution industries), whether international, national, regional, state, provincial or local, (ii) changes in international, national, regional, state, provincial or local markets for or costs of commodities, raw materials or other supplies, products or services used, generated or provided by any of the Acquired Companies, including energy, capacity, environmental attributes and ancillary products and services, including those due to or arising out of actions by competitors and regulators, (iii) changes in general regulatory, political or geopolitical conditions, including any acts of war, whether or not declared, armed hostilities, sabotage or terrorist activities (including any electronic or digital attack by any Person on any electric generating, transmission or distribution infrastructure), civil unrest, riots and any governmental instability, government shutdown, failure to raise the borrowing limit of any Governmental Authority or the results of any elections for government office or the nomination, appointment or confirmation of any Person to any Governmental Authority, (iv) changes in international, national, regional, state, provincial or local electric generating, transmission or distribution systems, generally, (v) earthquakes, hurricanes, floods, acts of God or other effects of weather, meteorological events, natural disasters, epidemics, pandemics or public health emergencies, (vi) changes in Law or regulatory policy or the interpretation or enforcement thereof, (vii) changes or adverse conditions in the currency, financial, banking or securities markets, in each case, including any disruption thereof and any decline in the price of any security or any market index, including devaluations of currency or any changes in the exchange rate of any currency as measured against any other currency, (viii) the announcement, execution, delivery or pendency of this Agreement or the consummation of the transactions contemplated hereby, including the identity of Buyer or any of its Affiliates or any communication by Buyer or any of its Affiliates regarding its plans, proposals or projections with respect to any Acquired Company (including any impact on the relationship of any Acquired Company, contractual or otherwise, with its customers, suppliers, service providers, contractors, lenders, partners, directors, managers, officers, employees or other agents), (ix) changes in accounting requirements or principles, including any changes in GAAP, (x) labor strikes, requests for representation, organizing campaigns, work stoppages, slowdowns or other labor disputes, (xi) new generating facilities and their effect on pricing or transmission, (xii) actions or omissions expressly required to be taken or

13 not taken by Seller, any of the Acquired Companies or any of its or their respective Affiliates in accordance with this Agreement or any other Transaction Document to which it is a party or consented to in writing by Buyer or any of its Affiliates, (xiii) any breach by Buyer or any of its Affiliates of any provision of this Agreement or any other Transaction Document to which it is a party, (xiv) any failure of Seller or any Acquired Company to meet any projections, forecasts or estimates of revenues, earnings or any other financial performance or results of operations of all or any portion of any Acquired Company (it being understood that this clause (xiv) shall not exclude any circumstance, change, fact, event, occurrence or development giving rise to such failure to the extent any such circumstance, change, fact, event, effect, occurrence or development is not otherwise excluded from clause (a) of this definition of Material Adverse Effect) or (xv) changes in or effects on the assets of any Acquired Company to the extent cured (including by the payment of money) by Seller or any Acquired Company prior to the Closing; provided that any circumstance, change, fact, event, effect, occurrence or development referred to in the preceding clauses (i) through (vii) and clauses (ix), (x) and (xi) shall be taken into account in determining whether there has been a Material Adverse Effect to the extent that it has a disproportionate effect on the Acquired Companies, taken as a whole, compared to other similarly-situated unrelated entities in the solar power generation business (in which case, only the incremental disproportionate effect may be taken into account in determining whether there has been a Material Adverse Effect); (b) with respect to Seller, the ability of Seller to consummate the transactions contemplated by this Agreement by the Termination Date; and (c) with respect to Buyer, the ability of Buyer or Buyer Parent to consummate the transactions contemplated by this Agreement by the Termination Date. “Material Contracts” has the meaning set forth in Section 4.10(a). “MBTA” means the Massachusetts Bay Transportation Authority. “MBTA Master Lease” means that certain Master Solar Canopy Land Lease and Agreement, dated as of November 1, 2016, by and between MBTA and TGC III MA Portfolio Operating, LLC (fka Omni Navitas – MAP-ES MA, LLC), as amended by that certain First Amendment to Master Solar Canopy Land Lease and Agreement, dated as of January 16, 2018, that certain Second Amendment to Master Solar Canopy Land Lease and Agreement, dated as of October 18, 2019, that certain Third Amendment to Master Solar Canopy Land Lease and Agreement, dated as of April 16, 2021, that certain Letter dated October 15, 2021, and each Partial Assignment and Assumption of Lease executed pursuant thereto. “MBTA Master Lease Assignment” means the assignment and assumption agreement, in a form reasonably agreed by the Parties, to be entered into at the Closing by and between TGC III MA Portfolio Operating, LLC and Buyer or its Affiliate. “Meissner Jordan Project” means the rooftop solar system under development in Chatsworth, California by the Meissner Jordan Project Company. “Meissner Jordan Project Company” means Jordan Ave Operating, LLC, a Delaware limited liability company. “NERC” means the North American Electric Reliability Corporation and any regional entity exercising delegated authority therefrom.

14 “Net Income” means, for any period, an amount equal to the sum of all revenues generated by the Acquired Companies less all operating expenses incurred by the Acquired Companies in the ordinary course of business, without taking into account interest, taxes, depreciation or amortization, and excluding any non-recurring expenses or any gain from the sale of assets. “Non-Recourse Party” has the meaning set forth in Section 10.14. “NYCS Projects” means all Projects that are community solar projects located in the state of New York. “Obligations” has the meaning set forth in Section 10.16(a). “Order” means any binding order, decision, ruling, writ, judgment, injunction, decree, stipulation, determination, award, assessment or agreement issued, promulgated or entered by or with any Governmental Authority. “Organizational Documents” means, with respect to (a) any corporation, its articles or certificate of incorporation and bylaws or documents of similar substance, (b) any limited liability company, its articles or certificate of organization or formation and its operating agreement or limited liability company agreement or documents of similar substance, (c) any partnership (whether general or limited), its certificate of partnership and partnership agreement or documents of similar substance and (d) any other entity, its organizational and governing documents of similar substance to any of the foregoing. “Parties” means Seller, Buyer and, for the limited purposes set forth herein, Buyer Parent. “Payoff Amount” means, with respect to each Credit Facility, the aggregate amount necessary to repay outstanding Indebtedness under such Credit Facility as of the Closing. “Payoff Letter” means, with respect to each Credit Facility, a customary payoff letter executed by the applicable lenders or other obligees (or their respective agents) under such Credit Facility, which (a) specifies the Payoff Amount under such Credit Facility, (b) provides for the satisfaction and discharge of all obligations of each borrower and guarantor under such Credit Facility, subject to customary surviving obligations, upon receipt of the applicable Payoff Amount (subject to payment of funds by Buyer pursuant to Section 2.01(b)), (c) provides for the release, concurrently with the repayment of such Payoff Amount, of all Liens granted by the borrowers and guarantors under such Credit Facility to secure the Indebtedness thereunder, and (d) provides for wire transfer instructions for payment of the applicable Payoff Amount for such Credit Facility. “Performance Demand” has the meaning set forth in Section 10.16(a). “Permit” means any consent, approval, authorization, franchise, license, registration, permit, exemption, waiver, variance or certificate of, or granted by, any Governmental Authority. “Permitted Liens” means (a) Liens imposed by Law, including mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s or other similar Liens for charges that are not due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been set aside, (b) purchase money Liens and Liens arising under

15 conditional sales agreements and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes, assessments, governmental charges or levies that are not due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been set aside, (d) pledges or deposits to secure obligations under workers’ compensation Laws, unemployment insurance Laws or similar Laws or to secure public or statutory obligations, (e) Liens affecting the interest of the lessor in leased property, (f) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, (g) Liens securing Indebtedness or obligations under Hedging Arrangements, in each case, that will be released at or prior to the Closing, (h) monetary Liens that are subordinate to the Real Property interests or for which Seller has obtained a non-disturbance agreement with respect to such Real Property interests, (i) with respect to the Real Property, (1) zoning, building and other similar restrictions, (2) easements, covenants, rights-of-way and other similar restrictions, and (3) Liens or other imperfections of title, if any, that, in the case of each of clauses (1) - (3), would not, individually or in the aggregate, reasonably be expected to materially impair the continued use, occupancy or value of the Real Property subject thereto, as currently conducted, (j) Liens created by Buyer or any of its Affiliates, or otherwise consented to in writing by Buyer or any of its Affiliates, (k) Liens arising under this Agreement or pursuant to any Material Contract (other than as a result of any breach by Seller or any of its Affiliates (including the Acquired Companies) thereof) or (l) other Liens that would not, individually or in the aggregate, reasonably be expected to be material to the applicable Acquired Company. “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity (including any Governmental Authority). “PILOT Agreements” means the Contracts set forth in Section 4.10(a)(xiii) of the Seller Disclosure Schedules. “Portfolio” has the meaning set forth in the recitals hereof. “Preliminary Purchase Price” means the sum of (a) the Base Purchase Price plus (b) the Estimated Adjustment Amount (whether the Estimated Adjustment Amount is a positive or negative amount). “Proceeding” means any action, claim, demand, litigation, suit, or other proceeding by or before any Governmental Authority. “Project” has the meaning set forth in the recitals hereof. “Project A2” means the community solar system under development in New York by Abundant Solar Power (A2) LLC. “Project CC3” means the community solar system under development in New York by Abundant Solar Power (CC3) LLC. “Project E1” means the community solar system under development in New York by Abundant Solar Power (E1) LLC.

16 “PUHCA” means the Public Utility Holding Company Act of 2005. “Purchase Price” means the Preliminary Purchase Price, as may be adjusted following the Closing in accordance with Section 2.04. “PURPA” means the Public Utility Regulatory Policies Act of 1978. “QF Status” has the meaning set forth in Section 4.19(a). “Qualifying Facility” or “QF” means a “qualifying small power production facility” as defined in Section 3(17)(C) of the FPA, 16 U.S.C. § 796(17)(C), and the implementing regulations of FERC at 18 C.F.R. §§ 292.101(b)(1) and 292.203(a). “Qualifying Net Income” means Net Income received by the Acquired Companies during the period commencing at 12:01 a.m. New York local time on January 1, 2023 and ending at the Closing. “Real Property” has the meaning set forth in Section 4.11(a). “Real Property Documents” has the meaning set forth in Section 4.11(c). “Released Claims” has the meaning set forth in Section 10.15. “Released Person” has the meaning set forth in Section 10.15. “Releasing Person” has the meaning set forth in Section 10.15. “Representatives” means, with respect to any Person, such Person’s members, partners, trustees, directors, managers, officers, employees, attorneys, consultants, advisors, representatives and other agents acting on behalf of such Person. “Required Consent” means each Consent set forth on Schedule F. “Right” means any option, warrant, convertible or exchangeable security or other right to subscribe for, purchase or otherwise acquire any Equity Interest, with or without payment of consideration, either immediately or upon the occurrence of a specified date or specified event or the satisfaction of any other condition. “Right of First Offer” has the meaning set forth in Section 2.05(a). “ROFO Notice” has the meaning set forth in Section 2.05(a). “ROFO Notice Date” has the meaning set forth in Section 2.05(a). “ROFO Trigger Event” has the meaning set forth in Section 2.05(a). “SaleCo Reorganization” has the meaning set forth in the recitals hereof.

17 “Sample Closing Statement” means the sample calculation, prepared for illustrative purposes only, of the Closing Adjustment Amount, as of September 30, 2022, and set forth on Schedule D. “Sanctioned Person” means at any time, any Person: (a) listed on any Sanctions related list of designated or blocked Persons; (b) resident in or organized under the Laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea region); or (c) majority owned or Controlled by any of the foregoing. “Sanctions” means those trade, economic and financial sanctions Laws, regulations, embargoes and restrictive measures (in each case, having the force of law) administered, enacted or enforced from time to time by (a) the U.S. (including the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury or (e) any other similar Governmental Authority from time to time. “Seller” has the meaning set forth in the preamble hereof. “Seller’s Counsel” has the meaning set forth in Section 10.17. “Seller Disclosure Schedules” means the disclosure schedules (including any attachments thereto) delivered by Seller to Buyer on the Execution Date concurrently with the execution and delivery of this Agreement. “Seller Fundamental Representations” means those representations and warranties set forth in Section 3.01, Section 3.05, Section 3.06, Section 4.01 and Section 4.04. “Seller Marks” means the Seller SF Marks and the Seller TGC Marks. “Seller SF Marks” means the names “Solar Farms,” “Solar Farms New York,” “Solar Farms NY,” “Solar Farms Massachusetts,” “Solar Farms MA” and other trademarks, service marks and trade names owned or held for use by Seller or any of its Affiliates incorporating “Solar Farms,” “Solar Farms New York,” “Solar Farms NY,” “Solar Farms Massachusetts,” “Solar Farms MA” and any word or expression similar thereto or constituting any abbreviation, derivation or extension thereof or that is reasonably expected to cause confusion with the “Solar Farms,” “Solar Farms New York,” “Solar Farms NY,” “Solar Farms Massachusetts,” and “Solar Farms MA” names and marks. “Seller TGC Marks” means the names “True Green,” “True Green Capital,” “TGC” and other trademarks, service marks and trade names owned or held for use by Seller or any of its Affiliates incorporating “True Green,” “True Green Capital,” “TGC” and any word or expression similar thereto or constituting any abbreviation, derivation or extension thereof or that is reasonably expected to cause confusion with the “True Green,” “True Green Capital,” and “TGC” names and marks. “Solar Energy (Fund III) Partnership II LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Solar Energy (Fund III) Partnership II,

18 LLC, dated as of April 6, 2022, by and between Solar Energy (Fund III) HoldCo II, LLC and G-I Energy Investments LLC. “Solomon” means Solomon Energy Inc., a Delaware corporation, or Solomon Community Solar LLC, a Delaware limited liability company. “Solomon MSAs” means (i) the Amended & Restated Master Services Agreement, effective as of March 1, 2018, by and among Solomon Energy, Inc., Solomon Community Solar LLC and TGC III Community Solar Services LLC, (ii) the Master Services Agreement, effective as of November 1, 2018, by and among Solomon Energy Inc., Solomon Community Solar LLC and MA Community Solar (Fund III), LLC, and (iii) each Master Agreement for Community Solar Customer Servicing, by and among Solomon Community Solar LLC, Solomon Energy, Inc. and the applicable Acquired Company that is party thereto. “Specified Claim” means any claim made by the Port of Los Angeles against any Acquired Company arising out of the water entry and damage to the building interior of the U.S. customhouse building at 300 S. Ferry Street on Terminal Island at the Port of Los Angeles as described in the notice dated May 20, 2022 to TGC III Harborside, LLC, including without any limitation any required re-roofing, remediation of Hazardous Materials or condemnation relating thereto. “Specified Claim Escrow Account” has the meaning set forth in Section 2.01(b). “Specified Claim Escrow Amount” has the meaning set forth in Section 2.06. “Specified Claim Escrow Notice” has the meaning set forth in Section 6.16(b). “Specified Claim Outside Date” has the meaning set forth in Section 6.16(a). “Specified Claim Resolution” has the meaning set forth in Section 2.06. “SREC Reference Date” means (i) in the case of SRECs to be issued by WREGIS, the first day of the month prior to the month in which the Closing occurs; (ii) in the case of SRECs to be issued by NEPOOL-GIS, (x) if the Closing occurs on a day prior to the fifteenth (15th) day of the second month of any quarter, the first day of the quarter two quarters before such quarter or (y) if the Closing occurs on or after the fifteenth (15th) day of the second month of such quarter, the first day of the quarter one quarter before such quarter; and (iii) in the case of SRECs to be issued by PJM-EIS GATS, the first day of the month prior to the month in which the Closing occurs. “SRECs” mean Solar Renewable Energy Certificates that are issued and regulated under the laws of the States of Colorado, Delaware, Illinois, New Jersey, and Massachusetts. “Subsequent Project Payment Date” has the meaning given to such term in that certain Solar Energy (Fund III) Partnership II LLC Agreement. “Subsidiary” means, with respect to any Person, any other Person for which such Person has an amount of the voting securities or other voting interests sufficient to elect at least a majority

19 of the board of directors or other governing body (or, if there are no such voting securities or other voting interests, more than 50% of the Equity Interests) of which is owned directly or indirectly by such Person. “Target Working Capital” means $0. “Tax” or “Taxes” means any income, profits, gross or net receipts, property, sales, use, capital gain, transfer, excise, license, production, franchise, employment, unemployment, social security, occupation, payroll, registration, capital, government pension or insurance, royalty, severance, stamp or documentary, value added, goods and services, business or occupation or other tax, levy, import, duty, charge, employer social security contribution or other similar governmental charge (national or local) collected or assessed by, or payable to, a Governmental Authority, together with all related fines, penalties, interest, costs, charges and surcharges, and in each case, whether payable directly or imposed by way of a withholding or deduction. “Tax Allocation” has the meaning set forth in Section 6.06(a). “Tax Equity Documents” means the documents set forth on Schedule E. “Tax Equity Partnerships” means, collectively, NY Community Solar (Fund III) Partnership, LLC, NY Community Solar (Fund III) Partnership II, LLC, TGC III Military Communities Partnership, LLC, AC TGC III 2020 Partnership, LLC, Westmont Solar Investment, LLC, USPS LA Solar Investment, LLC, TGC Bobcat, LLC, Solar Energy (Fund III) Partnership, LLC, Solar Energy (Fund III) Partnership II, LLC and Buckley Solar Partnership, LLC. “Tax Equity Purchase Date” means, with respect to any Development Project, the “Purchase Date” of such Development Project pursuant to (and as defined in) certain Master Purchase Agreement, dated as of April 6, 2022, by and between TGC III FiT LA, LLC and Solar Energy (Fund III) Partnership II, LLC. “Tax Partnerships” means any Acquired Company treated as a partnership for federal income tax purposes and listed on Section 1.03 of the Seller Disclosure Schedules. “Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax. “Termination Date” has the meaning set forth in Section 9.01(b). “TGCM” means True Green Capital Management LLC, a Delaware limited liability company. “Threshold Amount” has the meaning set forth in Section 6.17(e)(i). “Transaction Documents” means this Agreement, the Assignment Agreement (Company), the Assignment Agreement (TGC III FiT LA, LLC) (solely in the case of a Development Stage Incompletion), the Assignment Agreement (USPS LA Solar Holdings, LLC)

20 (solely in the case of a Final POLA Carport Payment Incompletion), the Community Solar (MA) Assignment, the Community Solar (NY) Assignment, the MBTA Master Lease Assignment, the Confidentiality Agreement, the Escrow Agreement, the Transition Services Agreement and all other documents delivered or required to be delivered by any Party pursuant to this Agreement. “Transfer Taxes” has the meaning set forth in Section 6.06(d). “Transition Services Agreement” means the transition services agreement, substantially in the form attached hereto as Exhibit C, to be entered into at the Closing by and among Distributed Asset Solutions LLC, a Delaware limited liability company, TGCM and Buyer. “U.S.” means the United States of America. “USPS LA Solar T/E LLCA” means the Second Amended and Restated Limited Liability Company Agreement of USPS LA Solar Investment LLC, dated as of September 6, 2018 (as may be amended from time to time), by and between USPS LA Solar HoldCo, LLC and G-I Energy Investments LLC. Section 1.02 Other Definitional Provisions. (a) All references in this Agreement to Exhibits, Schedules (including the Disclosure Schedules), Articles, Sections, clauses and other subdivisions refer to the corresponding Exhibits, Schedules (including Disclosure Schedules), Articles, Sections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, clauses or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. (b) The Exhibits and Schedules (including the Disclosure Schedules) to this Agreement are attached hereto and by this reference incorporated herein for all purposes. (c) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular clause or other subdivision thereof unless expressly so limited. The words “this Article,” “this Section,” “this clause,” and words of similar import, refer only to the Article, Section, clause or other subdivision hereof in which such words occur. The word “or” has the inclusive meaning “and/or,” and the word “including” (and correlative forms thereof) shall be deemed to be followed by the phrase “without limitation.” (d) All references to “$,” “U.S. Dollars,” “Dollars” and “dollars” and other monetary figures shall be deemed to refer to U.S. currency unless otherwise expressly provided herein. All accounting terms used but not defined herein shall have the meanings given to them under GAAP, except as otherwise set forth in the Accounting Principles. (e) Pronouns in masculine, feminine or neuter genders shall be construed to include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, in each case, unless the context otherwise requires.

21 (f) Unless the context otherwise requires, any reference to (i) any Person shall be deemed to refer to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities, (ii) any Affiliate of any Person shall be deemed to refer to such Person’s Affiliate at any given time of determination, (iii) any Law shall be deemed to refer to all rules and regulations promulgated thereunder and (iv) any Contract or Law shall be deemed to refer to such Contract or Law as amended, supplemented or otherwise modified from time (and in the case of any Contract, in accordance with the terms hereof or thereof, as applicable), and in effect at any given time (and in the case of any Law, to any successor provisions). (g) Any reference to any “day” or any number of “days” without explicit reference to “Business Days” shall be deemed to refer to a calendar day or number of calendar days. If any action is to be taken on or by a particular calendar day that is not also a Business Day, then such action may be deferred until the immediately succeeding Business Day. (h) The phrases “ordinary course” and “ordinary course of business” when used with respect to any Person means taking or refraining to take any action, if such action by such Person is (i) consistent in all material respects with the past practices of such Person and is taken in the ordinary course of the operations of such Person or (ii) consistent in all material respects with the then-current ordinary course operations of similarly-situated Persons operating in the industries and markets in which the such Person operates, to the extent that any action taken in response to required or recommended quarantines, shutdowns, interruptions, travel restrictions, or similar guidelines, in each case issued by a Governmental Authority or related to or resulting from any epidemic, pandemic or other public health emergency is inconsistent in any material respect with past practices of such Person or its ordinary course operations. (i) Each obligation of Seller under this Agreement to cause, or use any level of efforts to cause, any Acquired Company to take, or refrain from taking, any action shall be deemed limited to the extent of Seller’s rights as an equityholder, manager, managing member, or general partner, as applicable, of such Acquired Company (or its direct or indirect parent) to cause such Acquired Company to take, or refrain from taking, such action, subject in all cases to any duties or other obligations of Seller set forth in (and solely to the extent that the exercise of such rights would not reasonably be expected to result in a breach of or otherwise conflict with) the Organizational Documents of such Acquired Company or applicable Law (including any applicable fiduciary duties). (j) Each of the representations and warranties of the Parties set forth herein shall be deemed to be made as if the SaleCo Reorganization has been consummated as of the date such representations and warranties are made hereunder (notwithstanding that the SaleCo Reorganization is actually consummated in full at or prior to the Closing in accordance with the terms of this Agreement); provided that, for the avoidance of doubt, the phrase “the transactions contemplated hereby” or words of similar import shall be deemed to include the consummation of the SaleCo Reorganization. (k) The phrases “delivered,” “provided,” “furnished,” “made available” or words of similar import when used with respect to information or documents means that such information or documents have been physically or electronically delivered to the relevant receiving party

22 (including, in the case of information or documents of Seller or any of its Affiliates (including the Acquired Companies), posted prior to the execution and delivery of this Agreement to the online virtual data room established by Seller) at least one Business Day prior to the Execution Date. (l) The language used in this Agreement shall be deemed to be the language chosen jointly by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. ARTICLE II PURCHASE AND SALE OF INTERESTS Section 2.01 Purchase and Sale of Company Interests; Debt Payoff. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Company Interests, free and clear of all Liens (other than Liens arising under the Organizational Documents of the Company and applicable securities Laws), in consideration for the Purchase Price. (b) At the Closing, Buyer shall pay to (i) Seller an aggregate amount in cash equal to the Preliminary Purchase Price as determined pursuant to Section 2.02 less the Adjustment Escrow Amount less the Specified Claim Escrow Amount (if any) less the General Claims Escrow Amount less the Development Project Holdback Amount (if any) less the Investec Release Amount, (ii) the Escrow Agent the Adjustment Escrow Amount for deposit into an account designated in writing by the Escrow Agent (the “Adjustment Escrow Account”), (iii) the Escrow Agent the Specified Claim Escrow Amount (if any) for deposit into an account designated in writing by the Escrow Agent (the “Specified Claim Escrow Account”) (iv) the Escrow Agent the General Claims Escrow Amount for deposit into an account designated in writing by the Escrow Agent (the “General Claims Escrow Account”), (v) the applicable lenders or other obligees (or their respective agents), on behalf of the borrowers and guarantors under each Credit Facility, the applicable Payoff Amount therefor (it being understood and agreed that each Payoff Amount shall be included in the calculation of Closing Indebtedness), and (vi) the applicable lenders or other obligees (or their respective agents), on behalf of the borrower and guarantors under the Investec Facility, the Investec Release Amount. Section 2.02 Preliminary Purchase Price. No later than three Business Days prior to the anticipated Closing Date, Seller shall deliver to Buyer (a) a written statement (the “Estimated Closing Statement”) setting forth Seller’s good faith estimate of (i) the Closing Adjustment Amount (such estimate, the “Estimated Adjustment Amount”) and (ii) the resulting Preliminary Purchase Price, (b) wire transfer instructions for payment of the Preliminary Purchase Price and (c) true and complete copies of the Payoff Letters and the Investec Release Letter; provided, however, in no event shall the Estimated Adjustment Amount exceed the Estimated Adjustment Cap. The Estimated Closing Statement shall be final and binding on the Parties solely for purposes of determining the Preliminary Purchase Price to be paid by Buyer to Seller at the Closing.

23 Section 2.03 The Closing; Closing Deliveries. (a) The closing of the transactions contemplated hereby (the “Closing”) shall take place (i) at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 (or remotely via the electronic exchange of closing deliveries), commencing at 10:00 a.m. New York local time, on the date that is the third Business Day after the satisfaction or, if permissible, waiver of the last of the conditions set forth in Article VII (other than any such conditions that by their terms will not be satisfied until the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the Closing) or (ii) on such other date or at such other time or place as the Parties may mutually agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” The Closing shall be deemed to have been consummated at 12:01 a.m. New York local time on the Closing Date, and all actions required to be taken pursuant hereto at the Closing (including the delivery of all closing deliveries pursuant to Section 2.03(b) and Section 2.03(c)) shall occur and shall be deemed to take place simultaneously. (b) At the Closing, Seller shall deliver, or cause to be delivered, to Buyer: (i) the Assignment Agreement (Company), duly executed by Revolving Loan Facility (Fund III) Borrower, LLC; (ii) solely in the case of a Development Stage Incompletion, the Assignment Agreement (TGC III FiT LA, LLC), duly executed by TGC III T/E HoldCo, LLC; (iii) solely in the case of a Final POLA Carport Payment Incompletion, the Assignment Agreement (USPS LA Solar Holdings, LLC), duly executed by TGC III T/E HoldCo, LLC; (iv) the Community Solar (MA) Assignment, duly executed by MA Community Solar (Fund III) LLC; (v) the Community Solar (NY) Assignment, duly executed by TGC III Community Solar Services, LLC; (vi) (A) the MBTA Master Lease Assignment, duly executed by TGC III MA Portfolio Operating, LLC and (B) evidence that the prior written notice required by the second paragraph of Section 15.a of the MBTA Master Lease has been delivered to MBTA at last fifteen days prior to the Closing; (vii) the Escrow Agreement, duly executed by Seller; (viii) evidence of the resignation or removal, effective as of the Closing, of each of the individuals serving as a director, manager or officer (in his or her capacity as such) of each Acquired Company as of immediately prior to the Closing; (ix) one or more certificates, dated as of the Closing Date, each of which satisfies the requirements set forth in Treasury Regulations Section 1.1445-2 and Section 1446(f)(2) of the Code, attesting that Seller, Revolving Loan Facility (Fund III) Borrower, LLC and (solely in the case of a Development Stage Incompletion or a Final POLA Carport Payment

24 Incompletion) TGC III T/E HoldCo, LLC (or, if any such Person is an entity disregarded as separate from its owner, such Person’s regarded owner) is not a “foreign person” for U.S. federal income Tax purposes; (x) a certificate duly executed by an authorized representative of Seller, dated as of the Closing Date, confirming the satisfaction of the conditions set forth in Section 7.02(a) and Section 7.02(b); (xi) a certificate, duly executed by an authorized representative of Seller, dated as of the Closing Date, certifying as to Seller’s authorized representatives, Organizational Documents of Seller made available to Buyer and due authorization of Seller with respect to the Transaction Documents, and as to the Acquired Companies’ Organizational Documents made available to Buyer and the directors, managers and officers serving as of immediately prior to the Closing; (xii) the Transition Services Agreement, duly executed by Distributed Asset Solutions LLC and TGCM; (xiii) to the extent certificated, all original equity certificates representing the Company Interests or representing the Equity Interests in an Acquired Company held by another Acquired Company; and (xiv) all other documents required to be delivered by Seller to Buyer at the Closing pursuant to this Agreement. (c) At the Closing, without limiting Buyer’s obligation to pay with the amounts described in Section 2.01(b), Buyer shall deliver, or cause to delivered, to Seller: (i) the Assignment Agreement (Company), duly executed by Buyer; (ii) solely in the case of a Development Stage Incompletion, the Assignment Agreement (TGC III FiT LA, LLC), duly executed by an Affiliate of Buyer to be designated by Buyer; (iii) solely in the case of a Final POLA Carport Payment Incompletion, the Assignment Agreement (USPS LA Solar Holdings, LLC), duly executed by an Affiliate of Buyer to be designated by Buyer; (iv) the Community Solar (MA) Assignment, duly executed by Buyer or an Affiliate of Buyer to be designated by Buyer; (v) the Community Solar (NY) Assignment, duly executed by Buyer or an Affiliate of Buyer to be designated by Buyer; (vi) the MBTA Master Lease Assignment, duly executed by Buyer or an Affiliate of Buyer to be designated by Buyer; (vii) the Escrow Agreement, duly executed by Buyer;

25 (viii) a certificate duly executed by an authorized representative of Buyer, dated as of the Closing Date, confirming the satisfaction of the conditions set forth in Section 7.03(a) and Section 7.03(b); (ix) the Transition Services Agreement, duly executed by Buyer; and (x) all other documents required to be delivered by Buyer to Seller at the Closing pursuant to this Agreement. Section 2.04 Post-Closing Purchase Price Adjustment. (a) No later than 60 days after the Closing Date, Buyer may prepare and deliver to Seller a written statement (the “Closing Statement”) setting forth Buyer’s good faith determination of the Closing Adjustment Amount, together with reasonable supporting calculations and documents used in the preparation of the Closing Statement, which shall be prepared in a manner consistent in all respects with the Sample Closing Statement; provided that, if Buyer does not deliver the Closing Statement within such 60-day period, then, without limiting Seller’s remedies hereunder (including under Section 2.04(b)), the Estimated Closing Statement shall be deemed to be the Closing Statement. Buyer shall provide Seller and its Representatives reasonable access during normal business hours to Buyer’s and the Acquired Companies’ Representatives and to Buyer’s and the Acquired Companies’ books and records as may be reasonably requested by Seller for purposes of Seller’s and such Representatives’ review of the Closing Statement. (b) The Closing Statement and all items set forth therein shall become final and binding on the Parties on (i) the day immediately after the expiration of a 30-day period after Seller’s receipt thereof or (ii) in the event that Buyer does not deliver the Closing Statement within the 60- day period specified in Section 2.04(a), ten days after the expiration of such 60-day period (the “Final Settlement Date”), unless Seller delivers written notice to Buyer disputing any item set forth on the Closing Statement on or before the Final Settlement Date (such notice, a “Dispute Statement,” and each such item, a “Disputed Item”). If Seller delivers a Dispute Statement pursuant to and in accordance with this Section 2.04(b), then Buyer and Seller shall negotiate in good faith a resolution of all Disputed Items during the 30 days following the date of delivery of the Dispute Statement, and the Final Settlement Date shall instead be the earlier of (A) the date on which the Parties agree in writing to a resolution with respect to all Disputed Items and (B) the date on which the Independent Accountant issues its final determination pursuant to and in accordance with this Section 2.04(b). Promptly following the expiration of such 30-day period, and in any event no later than five Business Days thereafter, Buyer or Seller may submit the remaining Disputed Items to an internationally recognized firm of independent certified public accountants to be appointed by mutual agreement of Buyer and Seller (the “Independent Accountant”) within such five-Business Day period (or, in the absence of agreement between Seller and Buyer by 6:00 p.m. New York local time on such fifth Business Day, as selected by the New York, New York office of the American Arbitration Association). Buyer and Seller shall instruct the Independent Accountant to (1) act as an expert in accounting and not an arbitrator, (2) render a determination of all remaining Disputed Items, which shall (x) include a written statement of findings and conclusions, including a written explanation of its reasoning with respect to such findings and conclusions and (y) absent manifest error, be final and binding on the Parties and (3)

26 prepare a definitive Closing Statement setting forth a definitive Closing Adjustment Amount, taking into account its determination with respect to the Disputed Items submitted to it and any other Disputed Items previously resolved in writing by the Parties. Buyer and Seller shall instruct the Independent Accountant (I) to render its determination as soon as practicable and in any event within 30 days after the submission of the Disputed Items to it pursuant to and in accordance with this Section 2.04(b) and only with respect to the Disputed Items submitted to it; provided that, to the extent that the determination of any remaining Disputed Items affects the determination of any other item set forth in the Closing Statement, such effect may be taken into account by the Independent Accountant, (II) to base its determination solely on information provided to it by Buyer and Seller and (III) not to assign a value to any particular item greater than the greatest value for such item claimed by any Party or less than the lowest value for such item claimed by any Party. Each of Buyer and Seller shall pay 50% of the fees and expenses of the Independent Accountant (if any). While the Independent Accountant is engaged with respect to any Disputed Item, no Party shall engage in any substantive ex parte communication with such Independent Accountant relating to any Disputed Items. (c) If the Closing Adjustment Amount exceeds the Estimated Adjustment Amount, then, on or before the second Business Day after the Final Settlement Date, Buyer shall deliver to Seller an aggregate amount in cash equal to the excess amount plus the Estimated Adjustment Shortfall Amount by wire transfer of immediately available funds in U.S. Dollars to such account(s) specified by Seller to Buyer in writing. If the Estimated Adjustment Amount exceeds the Closing Adjustment Amount by an amount less than the Estimated Adjustment Shortfall Amount, then, on or before the second Business Day after the Final Settlement Date, Buyer shall deliver to Seller an aggregate amount in cash equal to difference between the excess amount and the Estimated Adjustment Shortfall Amount by wire transfer of immediately available funds in U.S. Dollars to such account(s) specified by Seller to Buyer in writing. If the Estimated Adjustment Amount exceeds the Closing Adjustment Amount by an amount greater than the Estimated Adjustment Shortfall Amount, then on or before the second Business Day after the Final Settlement Date, Seller and Buyer shall jointly instruct the Escrow Agent, in accordance with the terms of the Escrow Agreement, to disburse to Buyer out of the Adjustment Escrow Account an aggregate amount in cash equal to the difference between the excess amount and the Estimated Adjustment Shortfall Amount (not to exceed the Adjustment Escrow Amount) by wire transfer of immediately available funds in U.S. Dollars to such account(s) specified by Buyer to the Escrow Agent in writing. If the amount payable to Buyer pursuant to this Section 2.04(c) exceeds the Adjustment Escrow Amount, then, on or before the second Business Day after the Final Settlement Date, Seller shall deliver to Buyer an aggregate amount in cash equal to such excess by wire transfer of immediately available funds in U.S. Dollars to such account(s) specified by Buyer to Seller in writing. If Buyer does not timely receive all amounts payable to Buyer pursuant to this Section 2.04(c), Buyer in its discretion may elect to deduct such amounts from any remaining portion of the Specified Claim Escrow Amount or General Claims Escrow Amount (and, if such election is made, the Parties shall jointly instruct the Escrow Agent, in accordance with the terms of the Escrow Agreement, to disburse such amount to Buyer). If any funds remain in the Adjustment Escrow Account after the earliest of (i) the disbursement by the Escrow Agent of any funds to Buyer as required under this Section 2.04(c), (ii) payment by Buyer of any amounts as required under this Section 2.04(c) and (iii) the third Business Day after the Final Settlement Date if the Closing Adjustment Amount equals the Estimated Adjustment Amount, Seller and Buyer shall jointly instruct the Escrow Agent, in accordance with the terms of the Escrow Agreement, to

27 disburse to Seller all such remaining funds in the Adjustment Escrow Account as of such time to such account(s) specified by Seller to the Escrow Agent in writing. If any Party does not make any payment required to be made by it under this Section 2.04(c) within the time period therefor specified herein, then any unpaid amount thereof shall bear interest from (and including) the date on which such payment is required to be made by such Party pursuant to this Section 2.04(c) to (but excluding) the date on which such Party actually makes such payment to the other Party at a rate per annum (calculated daily on the basis of a year of 365 days and the actual number of days elapsed) equal to the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates). (d) If any payment is to be made by Buyer to Seller, or by the Escrow Agent to Buyer, or by Seller to Buyer, in each case, pursuant to and in accordance with Section 2.04(c), then such payment shall be made by way of adjustment of the consideration paid by Buyer for the Company Interests under this Agreement, which shall be deemed to have been reduced or increased (as applicable) by the amount of such payment. Section 2.05 Right of First Offer. From and after the Closing, Buyer shall have a right of first offer with respect to the Meissner Jordan Project as follows: (a) Upon the earlier of (a) the date occurring 60 days prior to the projected commercial operation date of the Meissner Jordan Project, as reasonably determined by Seller on the basis of interconnection queue position, or (b) receipt by Seller or any Affiliate of Seller of a bona fide offer from any third party for the acquisition of the Meissner Jordan Project or Meissner Jordan Project Company (the earlier of (a) and (b), a “ROFO Trigger Event”), Seller shall provide Buyer with the opportunity to make an offer to purchase the Meissner Jordan Project Company or Meissner Jordan Project in accordance with the provisions below (the “Right of First Offer”). (b) Seller shall provide written notice (the “ROFO Notice”) to Buyer upon the occurrence of any ROFO Trigger Event. The ROFO Notice shall contain information regarding the location, size, estimated EPC cost, GIA, and any offtake arrangements for the Meissner Jordan Project, to the extent available and not required to be kept confidential by reason of any contract with a third party or applicable Law. The date that the ROFO Notice is received by Buyer shall constitute the “ROFO Notice Date.” (c) Buyer shall have thirty (30) days after receipt of a ROFO Notice to exercise its right to offer to purchase the Meissner Jordan Project Company or Meissner Jordan Project by providing written notice thereof (the “Exercise Notice”) to Seller, stating its bona fide intention to purchase the Meissner Jordan Project Company and the price at which and on material terms and conditions on which Buyer proposes to purchase the Meissner Jordan Project Company or Meissner Jordan Project. The delivery of an Exercise Notice under this Section 2.05(c) shall constitute an irrevocable commitment to purchase the Meissner Jordan Project Company or Meissner Jordan Project, on the terms and conditions set forth in the Exercise Notice. During a period of fifteen (15) days after receipt of the Exercise Notice, the Seller may elect to accept or reject the offer set forth in the Exercise Notice by providing written notice to Buyer before the end of such period (and failure to timely provide such notice shall be deemed rejection of the offer). If the Seller accepts Buyer’s offer, then the Buyer and Seller shall thereafter set a reasonable place and time for the closing of the purchase and sale of the Meissner Jordan Project Company or Meissner

28 Jordan Project, as applicable, which shall be not be more than ninety (90) days after the ROFO Notice Date. (d) During the period commencing on the ROFO Notice Date and ending thirty (30) days thereafter, Seller will provide Buyer and its Representatives with reasonable access, upon reasonable prior written notice and during normal business hours, to the Meissner Jordan Project, Meissner Jordan Project Company, its books and records and the officers and employees of Seller or any Affiliate of Seller who have significant responsibility for the Meissner Jordan Project, but only to the extent that such access does not unreasonably interfere with the business of the Meissner Jordan Project Company, and subject to reasonable restrictions and requirements that Seller may impose for safety purposes or third party access restrictions. (e) Notwithstanding the foregoing, if Buyer fails to deliver an Exercise Notice, if Seller rejects (or is deemed to have rejected) Buyer’s offer, or if Seller accepts Buyer’s offer but Buyer fails to consummate its purchase within 90 days after the ROFO Notice Date, then Buyer’s rights hereunder shall terminate. Section 2.06 Specified Claim Escrow. In the event that Seller has not (a) fully resolved or discharged the Specified Claim without further Liability to Buyer or any Acquired Company or (b) delivered to Buyer evidence in a form reasonably satisfactory to Buyer that the Specified Claim will be fully covered by insurance proceeds at no cost to Buyer, in each case (the “Specified Claim Resolution”), in each case, at or prior to the Closing, Buyer shall deliver to the Escrow Agent in accordance with Section 2.01(b) an amount equal to $600,000 (the “Specified Claim Escrow Amount”). ARTICLE III REPRESENTATIONS AND WARRANTIES AS TO SELLER Seller hereby represents and warrants to Buyer (except as set forth in the corresponding section or subsection of the Seller Disclosure Schedules or as expressly provided by Section 10.04) as of the Execution Date and the Closing Date (except to the extent that a representation or warranty is made expressly as of a specified date, in which case such representation or warranty shall be deemed to be made only as of such date) as follows: Section 3.01 Organization and Standing. Seller (a) is a limited partnership duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and (b) has all requisite organizational power and authority to own, operate and lease its assets and conduct its business, in each case, as currently conducted. Seller is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by applicable Laws, except as would not have a Material Adverse Effect on Seller. Section 3.02 No Conflicts. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party, and the consummation by Seller of the transactions contemplated hereby and thereby, do not and will not (a) conflict with the Organizational Documents of Seller, (b) assuming all Consents set forth on Section 3.02 of the Seller Disclosure Schedules are obtained or made, result in any breach of or default under (or an event that, with or without notice or lapse of time, or both would constitute a breach of or default under), or give rise to a right of termination, cancellation or acceleration of

29 any obligation under, any material Contract to which Seller is a party or by which any of its assets are bound, or result in the creation of any Lien on any assets of Seller, or (c) assuming all Consents set forth on Section 3.03 of the Seller Disclosure Schedules are obtained or made, violate any Laws applicable to Seller or its properties or assets, except in the case of clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect on Seller. Section 3.03 Governmental Consents. No Consent of, with or to any Governmental Authority is required to be obtained or made by Seller in connection with the execution and delivery by Seller of this Agreement or any other Transaction Document to which it is (or, at the Closing, will be) a party, or the consummation by Seller of the transactions contemplated hereby or thereby, other than (a) Consents set forth on Section 3.03 of the Seller Disclosure Schedules, (b) Consents that, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Seller, (c) Consents not required to be obtained or made until after the Closing, or (d) requirements applicable solely as a result of the legal or regulatory status of Buyer or any of its Affiliates, or as a result of any other fact that specifically relates to the business or activities in which any of the foregoing is engaged or proposes to be engaged (other than the business of the Acquired Companies). Section 3.04 Proceedings; Orders. As of the Execution Date, there are no (a) Proceedings pending or, to the Knowledge of Seller, threatened in writing against Seller or affecting any of its assets or (b) Orders by which Seller or any of its assets is bound, in the case of each of clauses (a) and (b), that would reasonably be expected to have a Material Adverse Effect on Seller. Section 3.05 Authority; Execution and Delivery; Enforceability. Seller has full limited partnership power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party and the consummation of the transactions contemplated hereby and thereby have been (or, at the Closing, will be) duly authorized by all necessary limited partnership action on the part of Seller. Seller has (or, at the Closing, will have) duly executed and delivered this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party, and each of this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party constitutes (or, at the Closing, will constitute) its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that such enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency or creditors’ rights. Section 3.06 Brokerage Fees. None of Seller or any of its Affiliates (including the Acquired Companies) has entered into any Contract with any agent, broker, investment banker, financial advisor or other Person that entitles any such Person to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the execution and delivery by Seller of this Agreement or the other Transaction Documents to which Seller is (or, at the Closing will be) a party, or the consummation by Seller of the transactions contemplated hereby or thereby, in each case, that is or will be payable by Buyer, any of its Affiliates or any of the Acquired Companies.

30 ARTICLE IV REPRESENTATIONS AND WARRANTIES AS TO THE ACQUIRED COMPANIES Seller hereby represents and warrants to Buyer (except as set forth in the corresponding section or subsection of the Seller Disclosure Schedules or as expressly provided by Section 10.04) as of the Execution Date and the Closing Date (except to the extent that a representation or warranty is made expressly as of a specified date, in which case such representation or warranty shall be deemed to be made only as of such date) as follows: Section 4.01 Organization and Standing. Each Acquired Company (a) is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (b) has requisite organizational power and authority to own, lease and operate its assets and to conduct its business, in each case, as currently conducted. Each Acquired Company is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by applicable Laws, except as would not reasonably be expected to have a Material Adverse Effect on the Acquired Companies. On or prior to the Execution Date, Seller has made available to Buyer true and complete copies of the Organizational Documents of each of the Acquired Companies in effect as of the Execution Date. Section 4.02 No Conflicts. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party, and the consummation by Seller of the transactions contemplated hereby and thereby, does not and will not (a) conflict with the Organizational Documents of any Acquired Company, (b) assuming all Consents set forth on Section 4.02 of the Seller Disclosure Schedules are obtained or made, result in any breach of or default under (or an event that, with or without notice or lapse of time, or both would constitute a breach of or default under), or give rise to a right of termination, cancellation or acceleration of any obligation under, any Material Contract or result in the creation of any Lien upon any of the assets of any Acquired Company, or (c) assuming all Consents set forth on Section 4.03 of the Seller Disclosure Schedules are obtained or made, violate any Laws applicable to any Acquired Company or its assets, except, in the case of clauses (b) and (c) as would not individually or in the aggregate reasonably be expected to be material to the Acquired Companies (taken as a whole). Section 4.03 Governmental Consents. No Consent of, with or to any Governmental Authority is required to be obtained or made by any Acquired Company in connection with the execution and delivery by Seller of this Agreement or any other Transaction Document to which it is (or, at the Closing, will be) a party, or the consummation by Seller of the transactions contemplated hereby or thereby, other than (a) the Consents set forth on Section 4.03 of the Seller Disclosure Schedules, (b) Consents that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies (taken as a whole), (c) Consents not required to be made or given until after the Closing, or (d) requirements applicable solely as a result of the legal or regulatory status of Buyer or any of its Affiliates, or as a result of any other fact that specifically relates to the business or activities in which any of the foregoing is engaged or proposes to be engaged (other than the business of the Acquired Companies). Section 4.04 Equity Interests of the Acquired Companies. Section 4.04 of the Seller Disclosure Schedules sets forth a true and complete list of the Acquired Companies and, with

31 respect to each Acquired Company, (a) its name and jurisdiction of organization, (b) its form of organization and (c) the issued and outstanding Equity Interests thereof, all of which are owned beneficially and of record by the Company or another Acquired Company as of the Closing Date. Upon the consummation of the transactions contemplated by this Agreement, Buyer will hold of record and own beneficially good and valid title to all of the Company Interests free and clear of any and all Liens (other than Liens securing Indebtedness under the Credit Facilities, Investec Facility and Hedging Arrangements that will be released at the Closing, and Liens arising under the Organizational Documents of the Company and applicable securities laws). No Acquired Company owns, directly or indirectly, any Equity Interests in any Person other than as set forth on Section 4.04 of the Seller Disclosure Schedules. The Equity Interests of the Acquired Companies reflected as directly owned by Seller or one or more of the Acquired Companies, in each case, on Section 4.04 of the Seller Disclosure Schedules, have been duly authorized and validly issued in compliance with applicable Laws and the Organizational Documents of the applicable Acquired Company. Except for this Agreement, there are no Rights to which Seller or any Acquired Company is a party or by which it is bound (i) obligating it to issue, sell, transfer or otherwise dispose of, or cause to be issued, sold, transferred or otherwise disposed of, any Equity Interests in any Acquired Company or (ii) obligating such Acquired Company to issue or grant such Right. Section 4.05 Financial Statements. (a) Section 4.05(a) of the Seller Disclosure Schedules sets forth a true and complete list of each Company Subsidiary for which (a) the audited and unaudited combined balance sheets as of December 31, 2019, December 31, 2020, and December 31, 2021, and the related income statements and statements of cash flow for the fiscal years then-ended and (b) the unaudited combined balance sheets as of September 30, 2022 (the “Balance Sheet Date”), and the related income statement and statement of cash flows for the nine-month period then-ended (collectively, the “Financial Statements”) have been made available to Buyer on or prior to the Execution Date. The Financial Statements have been prepared from the applicable books and records of the applicable Company Subsidiaries in accordance with GAAP (subject to the absence of footnotes and, with respect to interim Financial Statements, normal recurring year-end adjustments) and fairly present, in all material respects, the combined financial position, profit and loss and cash flow of the Company Subsidiaries as of the respective dates thereof for the respective periods covered thereby. (b) Section 4.05(b) of the Seller Disclosure Schedules sets forth a true and complete list of each Company Subsidiary for which no Financial Statements have been provided and that does not engage in any business activity other than (i) ownership of equity of another Company Subsidiary, (ii) maintenance of its corporate existence, (iii) tax, accounting or other administrative activities and (iv) any activities incidental to the activities described in clauses (i) - (iii) (each, a “Holding Company”). (c) Section 4.05(c) of the Seller Disclosure Schedules sets forth a true and complete list of each Company Subsidiary that is not a Holding Company and for which no Financial Statements have been provided (the “Immaterial Subsidiaries”). The Immaterial Subsidiaries do not engage in any business activity or otherwise have any assets or Liabilities that are, individually or in the aggregate, material to the Acquired Companies (taken as a whole).

32 Section 4.06 Undisclosed Liabilities. The Acquired Companies have no Liabilities that would be required under GAAP to be reflected or reserved against in a consolidated balance sheet of the Acquired Companies, except for (a) Liabilities set forth in, reflected in, reserved against or disclosed in the Financial Statements, (b) Liabilities incurred in the ordinary course of business since the Balance Sheet Date that are not material in amount, (c) Liabilities under Material Contracts of any of the Acquired Companies (other than as a result of any breach thereof or default thereunder by Seller or such Acquired Company) or other Contracts entered into in the ordinary course of business (d) Liabilities taken into account in the Closing Adjustment Amount or (e) other Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies (taken as whole). Without limiting the foregoing, all payment obligations of the Acquired Companies under all EPC Contracts and all Contracts set forth on Section 4.10(a)(x) and Section 4.10(a)(xi) of the Seller Disclosure Schedules, and any guaranty provided by or on behalf of an Acquired Company in respect thereof, have been fully performed and discharged, and no amounts remain payable thereunder, except as set forth in Section 4.06 of the Seller Disclosure Schedules. Section 4.07 Absence of Changes. Except as contemplated by this Agreement, since the Balance Sheet Date, (a) each Acquired Company has conducted its business in the ordinary course of business and (b) there has been no Material Adverse Effect on the Acquired Companies. Section 4.08 Proceedings; Orders. As of the Execution Date, there are no (a) Proceedings pending or, to the Knowledge of Seller, threatened in writing against any Acquired Company or affecting any of its assets or (b) Orders by which any Acquired Company or any of its assets is bound, in the case of each of clause (a) and (b), that would, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies (taken as whole). Section 4.09 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies (taken as whole): (a) each Acquired Company has obtained and is in compliance with all Permits required under any applicable Environmental Law for the operation of its business as currently conducted (the “Environmental Permits”); (b) each Acquired Company is operating its business in compliance with all applicable Environmental Laws and its Environmental Permits; (c) no Acquired Company or, to the Knowledge of Seller, third party has released any Hazardous Substances on, under, at, or from the Real Property in violation of any Environmental Law, which release is currently subject to any investigation, remediation or monitoring by Seller, any Acquired Company or, to the Knowledge of Seller, any Governmental Authority pursuant to Environmental Laws; (d) no Acquired Company has received any written notice of any violation of any applicable Environmental Law or Environmental Permit during the past three years, the subject of which is unresolved; (e) there are not any (i) outstanding Orders arising under Environmental Laws or Environmental Permits by which any Acquired Company or any of its assets is bound or (ii)

33 Proceedings arising under Environmental Laws or Environmental Permits pending or, to the Knowledge of Seller, threatened in writing against any Acquired Company; and (f) Seller has furnished to Buyer all material, non-privileged environmental site assessments prepared in the past three years relating to the operation of the Acquired Companies’ business that are in Seller’s or any Acquired Company’s possession. Notwithstanding anything to the contrary in this Agreement, the representations and warranties in this Section 4.09 are Seller’s sole and exclusive representations and warranties with respect to Environmental Laws, Environmental Permits, environmental, health and safety matters and any Liabilities, Proceedings, Orders and other obligations arising under or related to Environmental Laws or Hazardous Substances. Section 4.10 Material Contracts. (a) Section 4.10(a) of the Seller Disclosure Schedules sets forth a true and complete list of all of the following Contracts to which any Acquired Company is party (excluding Real Property Documents, the “Material Contracts”) as of the Execution Date: (i) Contracts for the purchase, sale, exchange, storage, transmission or delivery of energy, capacity, environmental attributes or ancillary products or services, including power purchase agreements, net metering credit agreements, capacity agreements and renewable energy credit agreements; (ii) EPC Contracts and Contracts for the operation, maintenance and management of the assets, products and services of the Acquired Companies (other than energy management and marketing agreements); (iii) energy management and marketing agreements; (iv) developer services agreements; (v) interconnection Contracts; (vi) Hedging Arrangements; (vii) Contracts containing any covenant that materially limits the conduct of the business of the Acquired Companies as currently conducted; (viii) Contracts providing for, or expected to provide for, aggregate future payments to or from any Acquired Company in excess of $150,000 in any calendar year or $500,000 in the aggregate, other than such Contracts that can be terminated without material penalty by any such Acquired Company upon 90 days’ notice or less; (ix) other than any such Contracts that will be terminated (or which will no longer contain any obligations in respect of any Acquired Company) at or prior to the Closing, Contracts under which any Acquired Company has (A) created, incurred, assumed or guaranteed, directly or indirectly, any outstanding Indebtedness (other than any Indebtedness solely among the

34 Acquired Companies), (B) granted a Lien on its assets to secure such Indebtedness or (C) extended credit to any Person, in the case of each of clauses (A) - (C), in excess of $100,000; (x) Contracts providing for the pending acquisition or disposition of any business or division of any business (whether by merger, purchase or sale of Equity Interests or assets or otherwise) or that otherwise contain material ongoing obligations of any Acquired Company (excluding surviving indemnification solely for fundamental representations and warranties and customary post-Closing covenants relating to confidentiality, access to information, cooperation and further assurances); and; (xi) Contracts providing for the sale of any material assets of the Acquired Companies (other than sales of energy, capacity, environmental attributes or ancillary products or services, inventory or obsolete or damaged equipment, in each case, in the ordinary course of business) or the grant of any preferential rights to purchase any such material assets; (xii) Contracts in respect of any joint venture, partnership, revenue or profit- sharing or similar arrangement (including the Tax Equity Documents); and (xiii) PILOT Agreements. (b) Except as set forth in Section 4.10(b) of the Seller Disclosure Schedules, all Material Contracts are in full force and effect and are enforceable in accordance with their terms with respect to each Acquired Company party thereto and, to the Knowledge of Seller, the other parties thereto, except (i) to the extent that such enforcement may be affected by Laws relating to bankruptcy, reorganization, insolvency or creditors’ rights and (ii) to the extent that any such Material Contracts have expired or terminated pursuant to and in accordance with their terms. Except as set forth in Section 4.10(b) of the Seller Disclosure Schedules, no Acquired Company and, to the Knowledge of Seller, no other party thereto, is in material breach of or material default under, and to the Knowledge of Seller, no event has occurred that, with or without notice or lapse of time, or both would constitute a material breach of or material default under, or give rise to a right of termination, cancellation or acceleration of any material obligation under any Material Contract. Section 4.11 Real Property. (a) Section 4.11(a) of the Seller Disclosure Schedules contains a true and complete list, as of the Execution Date, of all material real property owned by any Acquired Company and all material real property that an Acquired Company has an interest or use right pursuant to any lease, leasehold, license, easement, right-of-way or similar Contract (the “Real Property”). (b) Except as set forth in Section 4.11(b) of the Seller Disclosure Schedules, each applicable Acquired Company has good and valid title to, or a valid leasehold interest or use right in, the Real Property, free and clear of all Liens, other than Permitted Liens. (c) True, correct and complete copies of all documents granting, conveying or assigning any interest in or to any Real Property (the “Real Property Documents”) have been delivered to Buyer. Except as set forth in Section 4.11(c) of the Seller Disclosure Schedules, (i) each Real Property Document is a binding obligation of the applicable Acquired Company

35 (assuming the due execution and delivery by each other party thereto or as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (whether considered in a proceeding at law or in equity)) except to the extent that any such Real Property Document has expired or terminated pursuant to and in accordance with its terms, (ii) Seller has not received notice of a material breach or material default of any obligations thereunder, (iii) no Real Property Document has been hypothecated or collaterally assigned, in whole or in part, and (iv) there is no material default by any Acquired Company, or to the Knowledge of Seller, any counterparty to any Real Property Document and no event has occurred that with the passage of time, the giving of notice or both, would become a material default. (d) The Real Property includes all real property interests that are necessary for the operation and maintenance of the Projects in all material respects in the ordinary course of business, and the Real Property Documents provide all necessary rights to access and use such Real Property for such purposes. (e) Except for Permitted Liens, (i) to the Knowledge of Seller there are no pending appropriation, condemnation or similar proceedings affecting all or any material portion of the Real Property, nor has Seller received any written notice of any threatened appropriation, condemnation or similar proceedings relating thereto, and (ii) except as provided in or pursuant to the Real Property Documents, neither the Seller nor any Acquired Company has (A) granted any options or rights of first offer or first refusal to purchase or lease the Real Property, or any material portion thereof or interest therein, to any third party, or (B) conveyed or transferred any real property right or interest in the Real Property to any third party. (f) None of Seller or any Acquired Company has received written notice of any pending zoning changes, variances, special zoning exceptions, conditions or agreements with respect to the Real Property that could materially and adversely affect the ability of the Buyer to own and operate the Projects as contemplated hereby. Section 4.12 Personal Property. Each Acquired Company has good title to, or valid leasehold interest in, all material tangible personal property used or leased for use in connection with its business as currently conducted, free and clear of all Liens, other than Permitted Liens and such tangible personal property is, in all material respects, in good working order and condition, except for ordinary wear and tear and routine maintenance that is not material in cost or nature. Section 4.13 Employee Matters. (a) The Acquired Companies do not have any employees. The Acquired Companies are in compliance with all applicable Laws relating to employment, social security, employee classification, employee benefits and employee matters except as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Acquired Companies (taken as a whole) to operate in the ordinary course of business. (b) No Acquired Company sponsors, maintains, contributes to or has any obligation to maintain or contribute to, any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) or any other plan, program, arrangement or agreement that is subject to ERISA. No

36 Acquired Company has any Liability under Title IV of ERISA, including on account of at any time being considered a single employer under Section 414 of the Code with any other Person. (c) Notwithstanding anything to the contrary in this Agreement, the representations and warranties in this Section 4.13 are Seller’s sole and exclusive representations and warranties with respect to labor, employment, benefit or compensation matters and any Liabilities, Proceedings, Orders or other obligations arising under or related to employment, benefit or compensation Laws. Section 4.14 Tax Matters. Except as set forth on Section 4.14 of the Seller Disclosure Schedules: (a) all material Tax Returns that are required to have been filed by or on behalf of each Acquired Company (taking into account all permitted extensions) have been filed and all material Taxes shown as due thereon have been paid; (b) there are no Liens for Taxes against any of the assets of the Acquired Companies, other than Permitted Liens; (c) all material Taxes which, to the Knowledge of Seller, any Acquired Company is obligated to withhold from amounts owing to any Person have been fully withheld; (d) there are no outstanding or unsettled written claims, asserted deficiencies or assessments of any taxing authority for any material Tax Liability of any Acquired Company and there are no ongoing audits or Proceedings with respect to any material Taxes of any Acquired Company; (e) there are no powers of attorney with respect to Taxes of any Acquired Company currently in effect; (f) no Acquired Company has requested a letter ruling with respect to Taxes from the Internal Revenue Service or any other Governmental Authority; (g) each Acquired Company is and, since its formation has been, properly classified as a partnership or entity disregarded as separate from its owner for U.S. federal and applicable state income Tax purposes, and no election has been made pursuant to Treasury Regulations Section 301.7701-3 for any Acquired Company to be classified as an association taxable as a corporation; (h) no Acquired Company has waived any statute of limitations or agreed to any extension of time with respect to any material Tax assessment or deficiency (other than automatic extensions arising from an extension of the due date for filing a Tax Return); (i) with respect to each Project, (i) no proceeds of any issue of state or local government obligations have been used to provide financing for such Project, the interest on which is exempt from tax under Section 103 of the Code, (ii) no subsidized energy financing (within the meaning of Section 45(b)(3) of the Code) has been provided, directly or indirectly, under a federal, state, or local program provided in connection with such Project, (iii) such Project is not comprised of any property that (A) is “tax-exempt use property” within the meaning of Section 168(h) of the

37 Code, (B) is “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code, (C) is “used predominately outside the United States” within the meaning of Section 168(g) of the Code, (D) is “imported property” within the meaning of Section 168(g)(6) of the Code, (E) has been used by any Person prior to being placed in service as part of such Project (other than in connection with the construction, start-up, testing and commissioning of such Project), and (F) is not “public utility property” within the meaning of Section 168(i)(10) of the Code, (iv) no election has been made under Sections 168(b)(2)(C), 168(b)(3)(D), 168(b)(5) or 168(g)(7) of the Code with respect to any part of the assets of the applicable Acquired Company (including the Project or any property or equipment therein) and (v) the consideration paid by any power purchaser under a power purchase agreement with respect to such Project is not a “regulated rate” within the meaning of Treasury Regulations Section 1.46-3(g)(2)(iii); (j) with respect to each Project that has been placed in service, there has been no ITC Loss Event; (k) with respect to each Project that has not been placed in service, within the meaning of Sections 48 and 168 of the Code, (i) no federal, state, or local tax credits or other tax benefits (such as accelerated depreciation) associated with the construction or ownership of, or production or sale of electricity from, such Project, including any ITCs, production tax credits or governmental payments made in lieu of such tax credits or other benefits, have been applied for, claimed or has been reported on any Tax Return with respect to or in connection with such Project, (ii) no election has been made and no agreement has been made, pursuant to Section 50(d)(5) of the Code, to pass through the Tax credit with respect to such Project to any person, (iii) the owner of such Project has not made any election or entered into any agreement to sell any tax credit, including any ITCs, with respect to such Project pursuant to Section 6418 of the Code, and (iv) the “original use,” as defined in Section 48 of the Code, of such Project has not commenced, and no portion of the Project has been placed in service; and (l) to the Knowledge of Seller, no event has occurred and no circumstances exist that could reasonably give rise to any indemnity or similar obligation under any of the Tax Equity Documents. Notwithstanding anything to the contrary in this Agreement, the representations and warranties in this Section 4.14 are (i) Seller’s sole and exclusive representations and warranties with respect to Tax matters and any Liabilities, Proceedings, Orders or other obligations arising under or related to Tax Laws and (ii) made only with respect to Tax periods ending on or prior to the Closing and shall not be construed as representations or warranties with respect to any Taxes attributable to any Tax period (or portion thereof) beginning after the Closing, or any Tax positions taken by Buyer or any of its Affiliates (including the Acquired Companies) in any Tax period (or portion thereof) beginning after the Closing. Section 4.15 Compliance with Laws. Excluding Environmental Laws, employment Laws, Tax Laws and Permits, which are exclusively governed by Section 4.09, Section 4.13, Section 4.14 and Section 4.18, respectively, each Acquired Company is in compliance with all applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Acquired Companies (taken as a whole) to operate in the ordinary course of business.

38 Section 4.16 Affiliate Arrangements. Except as set forth on Section 4.16 of the Seller Disclosure Schedules, there are no Affiliate Contracts in effect as of the Execution Date or the Closing Date. Section 4.17 Insurance. Section 4.17 of the Seller Disclosure Schedules sets forth a true and complete list, as of the Execution Date, of all material insurance policies maintained by Seller or its Affiliates covering the Acquired Companies (the “Insurance Policies”). All such Insurance Policies (or replacements thereof with comparable coverage) are in full force and effect and all premiums thereunder that have become due and payable have been paid. No written notice of cancellation or termination has been received by Seller or such Acquired Company with respect to any Insurance Policy (other than those that have replaced by policies with comparable coverage prior to the date of such cancellation or termination). Section 4.18 Permits. Each Acquired Company has all material Permits required to conduct its business and operations as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Acquired Companies (taken as a whole) to operate in the ordinary course of business. Each such Permit is in full force and effect, and each Acquired Company is in compliance with all its obligations under such Permits, except as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Acquired Companies (taken as a whole) to operate in the ordinary course of business. There are no Proceedings pending or, to the Knowledge of Seller, threatened in writing, that would reasonably be expected to result in the revocation, cancellation or termination of any such Permit. Notwithstanding anything to the contrary in this Agreement, the representations and warranties in this Section 4.18 are Seller’s sole and exclusive representations and warranties with respect to Permits, except that Seller makes no representation or warranty in this Section 4.18 with respect to Permits required under any Environmental Law, which are exclusively governed by Section 4.09. Section 4.19 Regulatory Status. Except as set forth on Section 4.19 of the Seller Disclosure Schedules: (a) None of the Acquired Companies has filed a rate schedule with FERC. None of the Acquired Companies owns, leases or operates any electric generating facilities other than one or more of the Projects. Each Project is a QF (such status as a QF “QF Status”) that is either (a) not located within one mile of any other Project or any other QF such that it would be aggregated pursuant to 18 C.F.R. 292.204(a)(2) or (b) when aggregated with another Project or QF pursuant to 18 C.F.R. 292.204(a)(2) does not exceed an aggregate power production capacity of 20 megawatts on an alternating-current basis. (b) Each Project is exempt from regulation under the FPA to the extent set forth in 18 CFR § 292.601(c), including the exemption from FPA Sections 205 and 206. (c) None of the Projects has made any FERC-jurisdictional sale of electricity prior to the applicable Acquired Company submitting to FERC a FERC Form 556, “Certification of Qualifying Facility (QF) Status for a Small Power Production or Cogeneration Facility,” that was accepted for filing by FERC.

39 (d) The QF Status of each Project either has been validly obtained through certification or self-certification pursuant to FERC’s regulations implementing PURPA, or certification or self- certification with respect to such QF Status is not required pursuant to 18 C.F.R. § 292.203(d). (e) None of the Acquired Companies will, as the result of the ownership, leasing or operation of one or more Projects or the sale or transmission of electricity therefrom, be subject to state laws and regulations respecting the rates of, or the financial or organizational regulation of, electric utilities pursuant to the exemption provided in 18 CFR § 292.602(c). (f) Each Acquired Company is not subject to, or is exempt from, to the extent set forth in 18 C.F.R. § 292.602(b) or 18 C.F.R. § 366.3(a)(1), as applicable, regulation under PUHCA. Any Acquired Company that is a “holding company” as defined under PUHCA is a “holding company” solely with respect to one or more QFs. (g) None of the Acquired Companies is subject to regulation by a “state commission,” as defined in 18 C.F.R. § 1.101(k), or other Governmental Authority as a “public utility” (or similar designation) under applicable state law. Section 4.20 Accounts. Set forth in Section 4.20 of the Seller Disclosure Schedules is a list of the locations and numbers of all bank accounts, investment accounts, and safe deposit boxes maintained by the Acquired Companies, together with the names of all Persons who are authorized signatories or have access thereto or control thereunder. There are no outstanding powers of attorney for banking purposes related to any Acquired Company or any Project. ARTICLE V WARRANTIES OF BUYER AND BUYER PARENT Each of Buyer and Buyer Parent, as applicable, hereby warrants to Seller (except as set forth in the Buyer Disclosure Schedules) as of the Execution Date and the Closing Date (except to the extent that a representation or warranty is made expressly as of a specified date, in which case such representation or warranty shall be deemed to be made only as of such date) as follows: Section 5.01 Organization and Standing. Each of Buyer and Buyer Parent (a) is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and (b) has all requisite limited liability company power and authority to own, operate and lease its assets and conduct its business, in each case, as currently conducted. Each of Buyer and Buyer Parent is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by applicable Laws, except as would not have a Material Adverse Effect on Buyer. Section 5.02 No Conflicts. The execution and delivery by each of Buyer and Buyer Parent of this Agreement and the other Transaction Documents to which it is (or, at the Closing will be) a party, and the consummation by each of Buyer and Buyer Parent of the transactions contemplated hereby and thereby, do not and will not (a) conflict with the Organizational Documents of Buyer or Buyer Parent, (b) assuming all Consents set forth on Section 5.02 of the Buyer Disclosure Schedules are obtained or made, result in any breach of or default under (or an event that, with or without notice or lapse of time, or both would constitute a breach of or default under), or give rise to a right of termination, cancellation or acceleration of any obligation under,

40 any material Contract to which Buyer or Buyer Parent is a party or by which any of its assets are bound or (c) assuming all Consents set forth on Section 5.03 of the Buyer Disclosure Schedules are obtained or made, violate any Laws applicable to any of Buyer or Buyer Parent or its respective properties or assets, except, in the case of clauses (b) and (c), as would not have a Material Adverse Effect on Buyer. Section 5.03 Governmental Consents. No Consent of, with or to any Governmental Authority is required to be obtained or made by any of Buyer or Buyer Parent in connection with the execution and delivery by Buyer or Buyer Parent of this Agreement or any other Transaction Document to which it is (or, at the Closing, will be) a party, or the consummation by Buyer of the transactions contemplated hereby or thereby, other than (a) Consents set forth on Section 5.03 of the Buyer Disclosure Schedules, (b) Consents that, if not obtained or made, would not have a Material Adverse Effect on Buyer, or (c) Consents not required to be obtained or made until after the Closing. Section 5.04 Proceedings; Orders. There are no (a) Proceedings pending or, to the Knowledge of Buyer, threatened in writing against any of Buyer or Buyer Parent or affecting any of its respective assets, or (b) Orders by which any of Buyer or Buyer Parent or any of its respective assets is bound, in the case of each of clauses (a) and (b), that would reasonably be expected to have a Material Adverse Effect on Buyer. Section 5.05 Authority; Execution and Delivery; Enforceability. Each of Buyer and Buyer Parent has full limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Buyer and Buyer Parent of this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party and the consummation of the transactions contemplated hereby and thereby have been (or, at the Closing, will be) duly authorized by all necessary limited liability company action on the part of Buyer and Buyer Parent. Each of Buyer and Buyer Parent has (or, at the Closing, will have) duly executed and delivered this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party, and each of this Agreement and the other Transaction Documents to which it is (or, at the Closing, will be) a party constitutes (or, at the Closing, will constitute) its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that such enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency or creditors’ rights. Section 5.06 Investment. Buyer acknowledges and agrees that (a) the Company Interests have not been registered under applicable securities Laws, (b) no public market now exists for the Company Interests, that none of Seller, its Affiliates (including the Acquired Companies) or any of its or their respective Representatives have made any assurances that a public market will ever exist for the Company Interests, and (c) none of Buyer or its Affiliates may sell, distribute, transfer, offer for sale, assign, pledge, hypothecate or otherwise dispose of the Company Interests except in compliance with registration requirements of applicable securities Laws or an exemption therefrom. Buyer is purchasing the Company Interests for its own account solely for investment and not with a view toward selling, distributing, transferring, offering for sale, assigning, pledging, hypothecating or otherwise disposing of the Company Interests in violation of applicable securities Laws.

41 Section 5.07 Financial Ability; Source of Funds. (a) Buyer has, or will have at or prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to pay in cash the Purchase Price in accordance with the terms hereof and all other amounts to be paid by Buyer hereunder to consummate the transactions contemplated by this Agreement and to satisfy all other costs and expenses incurred by Buyer in connection herewith. (b) Buyer acknowledges and agrees that its obligations to consummate the transactions contemplated by this Agreement are not in any way contingent upon or otherwise subject to the availability or receipt of any financing to Buyer. (c) No funds to be paid to Seller hereunder have been derived from, or will be derived from or constitute, either directly or indirectly, the proceeds of any activity in violation of any applicable Anti-Corruption Law, anti-terrorism, anti-money laundering, Sanctions or export control Laws or similar Laws, or proceeds from any Sanctioned Person. (d) Buyer is not, and in executing and delivering this Agreement and the other Transaction Documents and consummating the transactions contemplated hereby and thereby, is not acting for or on behalf of, a Sanctioned Person, a Governmental Authority, or any official, officer, employee or agent thereof. Section 5.08 Solvency. None of Buyer or Buyer Parent is entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Seller or the Acquired Companies. Immediately after the Closing, and assuming the accuracy of the representations and warranties of Seller set forth in Article III and Article IV, each of Buyer, Buyer Parent and the Acquired Companies will (a) be solvent (in both that the fair value of its assets will not be less than the sum of its debts (including contingent and unliquidated Liabilities) and that the present fair saleable value of its assets will not be less than the amount required to pay its probable Liabilities on its debts (including contingent and unliquidated Liabilities) as they become absolute and matured), (b) have adequate and not unreasonably small capital and liquidity with which to engage in its business and (c) be able to pay all of its debts and obligations as such debts and obligations mature. Section 5.09 Investigation. Buyer acknowledges and agrees that: (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, each of Buyer and its Affiliates has relied and is relying solely upon its own investigation, analysis and evaluation and the express representations and warranties of Seller set forth in Article III, Article IV and in any certificate delivered pursuant hereto; and (b) except for the express representations and warranties of Seller set forth in Article III, Article IV and in any certificate delivered pursuant hereto, none of Buyer or any of its Affiliates has relied or is relying or, and none of Seller, any of its Affiliates or any of its or their respective Representatives has made, any representations or warranties of any nature, whether express or implied, with respect to Seller, any of its Affiliates (including the Acquired Companies), or any of its or their respective Representatives, any assets of any of the foregoing (including the Company Interests), or any of the transactions contemplated by this Agreement or the other Transaction Documents. Buyer (either alone or together with its Representatives) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of involved in the

42 purchase of the Company Interests and the other transactions contemplated by this Agreement and the other Transaction Documents and bearing the economic risk of its investment in the Acquired Companies for an indefinite period of time. Buyer has been afforded access to the books and records of the Acquired Companies for the purposes of conducting a due diligence investigation of the business, assets, liabilities, financial or other condition and results of operations of the Acquired Companies. Buyer has relied and is relying solely on its own legal, tax, financial and other advisors in connection with its investigation of the Acquired Companies and not on the advice of Seller, any of its Affiliates or any of its or their respective Representatives. Buyer acknowledges and agrees that any financial projections that may have been made available to Buyer, any of its Affiliates, or any of its or their respective Representatives are based on assumptions about future results, which are based on assumptions about certain events (many of which are beyond the control of Seller, its Affiliates and their respective Representatives). Without limiting the generality of the foregoing, Buyer further acknowledges and agrees that, except for the express representations and warranties of Seller set forth in Article III, Article IV and in any certificate delivered pursuant hereto, none of Buyer or any of its Affiliates has relied or is relying on, and none of Seller, any of its Affiliates or any of its or their respective Representatives has made, any representations or warranties of any nature, whether express or implied, with respect to the accuracy of any projections, estimates or budgets, future revenues, future results of operations, future cash flows, the future financial or other condition of any Acquired Company or its business, assets or liabilities, or any other information, whether or not made available to Buyer, any of its Affiliates, or any of its or their respective Representatives in connection with the transactions contemplated hereby, including in any memorandum or management presentation in any electronic data room established by Seller, any of its Affiliates or any of its or their respective Representatives, and in any written or oral response to any information request by Buyer, any of its Affiliates, or any of its or their respective Representatives. Section 5.10 Regulatory Status; No Regulatory Impediment. Buyer is not a holding company in a holding company system that includes a transmitting utility or an electric utility for purposes of Section 203(a)(2) of the FPA. There is no fact that specifically relates to the legal or regulatory status of Buyer or any of its Affiliates, or to the business or activities in which any of the foregoing is engaged or proposes to be engaged (other than the business of the Acquired Companies), that would reasonably be expected to impair the ability of the Parties to this Agreement to obtain or make, prior to the Termination Date, any Consent from or with, any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement. Section 5.11 Brokerage Fees. None of Buyer or any of its Affiliates has entered into any Contract with any agent, broker, investment banker, financial advisor or other Person that entitles any such Person to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the execution and delivery by Buyer of this Agreement or the other Transaction Documents to which Buyer is (or, at the Closing) will be a party, or the consummation by Buyer of the transactions contemplated hereby or thereby, in each case, that will be payable by Seller or any of its Affiliates. Section 5.12 Tax Matters.

43 (a) Buyer is (or if Buyer is a disregarded entity, the Person properly regarded as the owner of Buyer’s assets for federal income tax purposes) a U.S. person within the meaning of Code Section 7701(a)(30) and is not subject to withholding under Code Section 1446. (b) The consummation by Buyer of the transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party will not cause any assets of any Acquired Company to be treated wholly or partly as subject to alternative depreciation under Section 168(g) of the Code or to be “tax-exempt use property” within the meaning of Section 168(h) of the Code. (c) The consummation by Buyer of the transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party will not cause any Acquired Company that is currently treated as a partnership for federal income tax purposes to be classified as an entity other than a partnership (or cause any such Acquired Company to be treated as a publicly traded partnership) for purposes of the Code. (d) Buyer is (or if Buyer is a disregarded entity, the Person properly regarded as the owner of Buyer’s assets for federal income tax purposes) not a Disqualified Person. (e) The consummation by Buyer of the transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party will not cause an ITC Loss Event. (f) Buyer is not, and consummation by Buyer of the transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party will not result in an Acquired Company being treated as, a “related person” to any purchaser of power under a power purchase agreement (or similar offtake agreement) for purposes of Code Sections 267 or 707. ARTICLE VI COVENANTS Section 6.01 Confidentiality. Each of Buyer and Seller acknowledges and agrees (on behalf of itself and its Affiliates) that (a) Section 1 (Confidential Information), Section 2 (Use of Confidential Information), Section 4 (Compulsory Disclosure of Confidential Information), Section 6 (Return, Destruction or Erasure of Confidential Information) and Section 16 (Term) of the Confidentiality Agreement are incorporated herein by reference and shall apply to Buyer and Seller, mutatis mutandis, as if Buyer were Buyer Parent (formerly Altus Power America, Inc.) and Seller were TGCM; provided, that from and after the Closing, Confidential Information (as defined in the Confidentiality Agreement) regarding the Acquired Companies will be deemed to be Confidential Information of Buyer and neither Buyer Parent nor Buyer shall have any obligation of confidentiality or restriction on its disclosure or use of such information. Section 6.02 Conduct of the Business. (a) Except as expressly contemplated by this Agreement (including as set forth in Section 6.02(a) of the Seller Disclosure Schedules and the implementation of the SaleCo Reorganization), as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed; provided that Buyer’s consent shall be deemed given if Buyer has not responded within five Business Days after the date of receipt of Seller’s request for

44 consent) or as required by applicable Law, from the Execution Date until the earlier of the Closing and the termination of this Agreement, as applicable (the “Interim Period”), Seller shall cause each Acquired Company to conduct its business in all material respects in the ordinary course of business. In addition (and without limiting the generality of the foregoing), (x) Seller shall use commercially reasonable efforts to issue prior to the Closing Date all SRECs minted prior to the Closing Date by the Acquired Companies (other than minted SRECs unable to be delivered under the terms of existing Contracts) and transfer all such SRECs out of the Acquired Companies and (y) except as expressly contemplated by this Agreement (including as set forth in Section 6.02(a) of the Seller Disclosure Schedules), as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed; provided that Buyer’s consent shall be deemed given if Buyer has not responded within five Business Days after the date of receipt of Seller’s request for consent) or as required by applicable Law, Seller shall not, with respect to the Acquired Companies, and shall cause the Acquired Companies not to take, any of the following actions during the Interim Period: (i) amend the Organizational Documents of any Acquired Company in any material respect (other than to implement the SaleCo Reorganization); (ii) effect any recapitalization, reorganization, merger, liquidation, dissolution or winding up of any Acquired Company (other than any reorganization solely among Acquired Companies and the SaleCo Reorganization); (iii) declare, make or pay any dividend or other distribution in respect of the Company Interests to Seller, other than any dividend or other distribution of cash or cash equivalents declared, made or paid prior to the Closing (it being understood and agreed that Seller shall use commercially reasonable efforts to cause to be distributed from the Acquired Companies all cash distributable to Seller prior to the Closing without the consent or waiver or any Person); (iv) issue, sell, transfer or otherwise dispose of, pledge or otherwise encumber any Equity Interests of any Acquired Company, or issue or grant any Right with respect to any Acquired Company (other than to implement the SaleCo Reorganization); (v) repurchase or redeem any Equity Interests of any Acquired Company or any Right with respect to any Acquired Company (other than to implement the SaleCo Reorganization); (vi) amend, waive, modify or otherwise supplement any existing Affiliate Contract or enter into any new Affiliate Contract, in each case, that will not be terminated at or prior to the Closing; (vii) make or change any material Tax election, adopt or change any material Tax accounting method, file any amended Tax Returns, enter into any closing agreement or settlement agreement with respect to Taxes, or obtain or enter into any Tax ruling, agreement, contract, understanding, arrangement or plan, in each case, to the extent that such action would materially increase any Tax Liability of any Acquired Company for a Tax period (or portion thereof) beginning after the Closing Date;

45 (viii) purchase or acquire (whether by merger, consolidation, combination or otherwise) any business, line of business or any assets (including Equity Interests) of any Person (other than any Acquired Company), in each case, having a value in excess of $100,000, other than in the ordinary course of business; (ix) sell, assign, transfer, lease, license or otherwise dispose of, or grant or impose any Liens (other than Permitted Liens) on, any assets of the Acquired Companies to any Person (other than any Acquired Company) having a value in excess of $100,000, except for sales of energy, capacity, environmental attributes or ancillary products or services and obsolete or damaged equipment, in each case, in the ordinary course of business; (x) (A) amend, waive, modify or otherwise supplement any Material Contract or Real Property Document in a manner that would materially increase any Liability of the Acquired Companies following the Closing, (B) terminate any Material Contract or Real Property Document (other than any expiration thereof in accordance with its terms) or (C) enter into any Contract that, if in existence on the Execution Date would have been required to be disclosed in Section 4.10(a) or Section 4.11(a) of the Seller Disclosure Schedules, except for such Contracts that would not materially increase any Liability of the Acquired Companies following the Closing; (xi) hire any employees; (xii) change any accounting or auditing practices unless required or permitted by GAAP; or (xiii) authorize or agree to take any of the foregoing actions. (b) None of the foregoing provisions of this Section 6.02 shall prevent Seller or any Acquired Company from taking or omitting to take any action to prevent or mitigate the effects of any damage to property or the environment or injury to persons in emergency circumstances; provided that written notice of such action is promptly provided to Buyer. Nothing in this Agreement shall be construed to give Buyer or any of its Affiliates, directly or directly, any right to control or direct the business or operations of Seller or any of its Affiliates prior to the Closing. Prior to the Closing, Seller shall continue to exercise, consistent with the terms and conditions of this Agreement, complete and exclusive control and supervision of business and operations of the Acquired Companies and its other businesses and operations. (c) Seller will use commercially reasonable efforts to cause each Development Project to reach the Tax Equity Purchase Date and the Subsequent Project Payment Date and the Final POLA Carport Payment to be made, in each case, prior to the Closing. Seller will keep Buyer reasonably apprised of the progress towards the Tax Equity Purchase Date and the Subsequent Project Payment Date for each Development Project and the Final POLA Carport Payment and will provide reasonable advance notice to Buyer if a Development Stage Incompletion or a Final POLA Carport Payment Incompletion is anticipated to occur. (d) Prior to the Closing, Seller shall (or shall cause its Affiliates to) consummate the SaleCo Reorganization in accordance with the steps plan set forth on Schedule A (or, upon advance consultation with Buyer, in any other manner reasonably determined by Seller that results

46 in the ownership of the Company or the other Acquired Companies at the Closing without any material adverse effect to any Acquired Company or Buyer following the Closing). Section 6.03 Access. (a) During the Interim Period, Seller shall provide Buyer, its Affiliates and its and their respective Representatives (at Buyer’s sole cost and expense) with reasonable access during normal business hours and upon reasonable advance written notice to the properties, books and records of the Acquired Companies as may be reasonably requested in writing by Buyer from time to time solely for a purpose reasonably related to the consummation of the transactions contemplated by this Agreement; provided that such access is permitted pursuant to applicable Law and does not unreasonably disrupt the personnel, or unreasonably interfere with the operations, or, in the reasonable determination of Seller, endanger the health or safety of any personnel of Seller or the Acquired Companies, and Buyer, its Affiliates and its and their respective Representatives shall use commercially reasonable efforts to conduct all communications with personnel and all on-site investigations of the properties of the Acquired Companies in an expeditious manner; provided further that all such requests for access shall be directed to Seller or such Representative of Seller as Seller may designate to Buyer in writing from time to time, and a Representative of Seller shall have the right to be present in the event that Buyer, any of its Affiliates or any of its or their respective Affiliates, conducts any such on-site investigations. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to provide such access to the extent that it (i) would reasonably be expected to jeopardize any attorney-client, attorney work-product protection or other legal privilege, (ii) would reasonably be expected to contravene any applicable Law, Permit, Contract, fiduciary duty or binding obligation of Seller or any Acquired Company, (iii) is pertinent to any litigation in which Seller or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, are adverse parties (without limiting any rights of any party to such litigation to discovery in connection therewith), (iv) relates to any bids or offers received by Seller, any of its Affiliates or any of its or their respective Representatives in connection with the sale process resulting in the execution and delivery of this Agreement (including any analyses conducted in connection with such sale process) or (v) otherwise would reasonably be expected to expose Seller or any of its Affiliates to any material risk of Liability. Any Confidential Information (as defined in the Confidentiality Agreement) provided pursuant to this Section 6.03 shall be subject to the applicable terms and conditions of the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement, Buyer shall not conduct any environmental assessments, compliance evaluation or investigation with respect to any of the premises of Seller or any Acquired Company without the prior written consent of Seller and ongoing consultation with Seller with respect to any such activity (it being understood and agreed that in no event shall any subsurface or other intrusive investigation, sampling or testing of any environmental media be conducted). For the avoidance of doubt, none of Buyer, any of its Affiliates or any of its or their respective Representatives shall be entitled to any information regarding the businesses, assets, liabilities, financial condition or results of operations (including any Tax Returns) of Seller or any of its Affiliates (other than the Acquired Companies). (b) Buyer shall indemnify each of Seller, its Affiliates and its and their respective Representatives in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them resulting from, arising out of, or relating to the

47 activities of Buyer, its Affiliates and its and their respective Representatives under Section 6.03(a). The foregoing indemnification obligation shall survive the Closing or earlier termination of this Agreement. (c) None of Buyer, its Affiliates or any of its or their respective Representatives shall contact any (i) competitor, customer, supplier, service provider, contractor, lender, partner, director, manager, officer, employee or other agent of Seller or any of its Affiliates that have business relationships with the Acquired Companies (other than any beneficiary of any Credit Support Obligation to be replaced pursuant to Section 6.07), (ii) Governmental Authority or (iii) Representative of any Person described in clause (i) or (ii), in each case, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the prior written consent of Seller, not to be unreasonably withheld (other than as may be permitted by Seller under the Confidentiality Agreement or, in the case of any Governmental Authority and Representatives thereof, in connection with obtaining or making any Consents pursuant to Section 6.04). Section 6.04 Efforts to Close; Consents. (a) On the terms and subject to the conditions of this Agreement and applicable Law, each Party shall (and shall cause its respective Affiliates to) use commercially reasonable efforts to take (or cause to be taken) all actions necessary to consummate, as soon as practicable following the Execution Date (but no later than the Termination Date), the transactions contemplated by this Agreement and the other Transaction Documents and cause the satisfaction of each of the conditions to each other Party’s obligation to consummate the transactions contemplated by this Agreement set forth in Article VII. Each Party acknowledges and agrees that its obligation to use (and to cause its Affiliates to use) “commercially reasonable efforts” for purposes of this Section 6.04 shall be deemed to require compliance with the express terms of Section 6.05 with respect to the obtaining or making of any Consents from or with any Governmental Authority, regardless of whether such terms provide for a standard of performance that is equivalent to or different than a “commercially reasonable efforts” standard. (b) Each Party shall (and shall cause its respective Affiliates to) use its commercially reasonable efforts to obtain or make, and reasonably cooperate with the other Parties in obtaining or making, all Consents required to obtained by such Party (or its Affiliates) set forth on Section 3.02 and Section 4.02 of the Seller Disclosure Schedules (with respect to Seller) and Section 5.02 of the Buyer Disclosure Schedule (with respect to Buyer) and any other Consents from or with any Person (other than any Governmental Authority) necessary to consummate, as soon as practicable following the Execution Date (but no later than the Termination Date), the transactions contemplated by this Agreement; provided that, in no event shall (i) any Party, any of its Affiliates, or any of its or their Representatives be required to make any payment (other than de minimis expenses), or assume any Liability or grant any other accommodation (financial or otherwise) not required to be paid, assumed or granted by the terms of an existing Contract or (ii) Seller be required to obtain any consent, amendment, waiver, acknowledgement or other accommodation from any Person requested by Buyer in connection with obtaining any Required Consent under any existing Contract other than as expressly required to consummate the transactions contemplated by this Agreement by the terms of any existing Contract.

48 Section 6.05 Regulatory Approvals. (a) To the extent not already completed at or prior to the Execution Date, each Party shall (and shall cause its respective Affiliates to) prepare and submit to the applicable Governmental Authority, as soon as practicable following the Execution Date (but no later than ten Business Days thereafter), all filings that may be required to be made with any Governmental Authority under applicable Laws in connection with consummation of the transactions contemplated by this Agreement and the other Transaction Documents. The Parties shall (and shall cause their respective Affiliates to) (i) unless mutually agreed otherwise, request expedited treatment of any such filings (including early termination of any applicable waiting periods under the HSR Act), available, (ii) promptly make any subsequent amended or supplemental filings or other submissions to and (iii) respond promptly to requests for information and documents and other inquiries from, all Governmental Authorities, and cooperate with one another in the preparation and review of such filings and other submissions, in each case, in such manner as is necessary and advisable to consummate, as soon as practicable following the Execution Date (but no later than the Termination Date), the transactions contemplated by this Agreement and the other Transaction Documents. (b) Each of Buyer and Buyer Parent shall not (and shall cause its respective Affiliates not to) take any action that would reasonably be expected to prevent, materially delay or otherwise adversely affect any Consent required to be obtained from any Governmental Authority in connection with the transactions contemplated by this Agreement or the other Transaction Documents. Notwithstanding any other provision of this Agreement, each Party shall (and shall cause its respective Affiliates to) take all commercially reasonable actions necessary to obtain or make any Consent that may be required to be made with any Governmental Authority under applicable Laws to consummate, as soon as practicable following the Execution Date (but no later than the Termination Date), the transactions contemplated by this Agreement and the other Transaction Documents, including using commercially reasonable efforts to: (i) resolve any objections asserted with respect to the transactions contemplated by this Agreement or the other Transaction Documents by any Governmental Authority; (ii) prevent the entry of any Order, and to have vacated, lifted, reversed, overturned or rescinded any Order, that would prevent, materially delay or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or the other Transaction Documents; (iii) enter into any settlement, undertaking, consent decree, stipulation or other agreement with any Governmental Authority in connection with the transactions contemplated by this Agreement or the other Transaction Documents; and (iv) oppose, contest, resist and defend, through litigation on the merits and all available appeals, any Proceeding challenging the transactions contemplated by this Agreement or the other Transaction Documents; provided, however, in no event shall Buyer or Buyer Parent be required to divest or hold separate any business or assets of any of Buyer, Buyer Parent or their respective Affiliates except as it may determine in its sole discretion. (c) Subject to any applicable confidentiality restrictions and applicable Law, each Party shall notify the other Parties promptly upon the receipt by such Party or its Affiliates of (i) any comments or questions from any Representative of any Governmental Authority in connection with any filings or other submissions made pursuant to this Section 6.05 or the transactions contemplated by this Agreement or the other Transaction Documents and (ii) any request by any Representative of any Governmental Authority for any amendments or supplements to any filings

49 or other submissions made pursuant to this Section 6.05 or documents or other information relating to an investigation of the transactions contemplated by this Agreement or the other Transaction Documents by any Governmental Authority. Whenever any change in facts or circumstances relating to any Party or any of its businesses or assets occurs that is required to be set forth in any amendment or supplement to any filing or other submission made pursuant to this Section 6.05, each Party shall promptly inform the other Parties of such occurrence and cooperate in promptly filing or otherwise submitting such amendment, supplement or other submission to the applicable Governmental Authority. Without limiting the generality of the foregoing, each Party shall (to the extent permitted by Law) provide to the other Parties (or their counsel), upon reasonable request and subject to appropriate confidentiality protections, copies of all material correspondence between such Party and any Governmental Authority or any Representative thereof relating to the transactions contemplated by this Agreement or the other Transaction Documents. The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the others under this Section 6.05 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and shall not be disclosed by such outside counsel to other Representatives of the recipient without the prior written consent of the Party providing such materials or information. In addition, unless prohibited by applicable Law or by the applicable Governmental Authority, no Party shall participate in or attend any meeting, or engage in any substantive in person or telephone conversations with, any Governmental Authority or any Representative thereof regarding the transactions contemplated by this Agreement or the other Transaction Documents without consulting with the other Parties in advance, considering in good faith the views of the other Parties, and providing the other Parties with the opportunity to attend and participate with reasonable advance notice. Subject to applicable Law and to the extent reasonably practicable, the Parties shall consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement or the other Transaction Documents by or on behalf of any Party. (d) In the event that any Governmental Authority to which any filing is required to be submitted by any given date or within any given period pursuant to this Section 6.05 is closed or not accepting filings (“Government Closure”), such date or period shall be extended day-for-day, for each Business Day the Government Closure is in effect. (e) Following the Closing, Seller shall promptly provide to Buyer such information as Buyer reasonably requests in order for Buyer to prepare and file an updated FERC Form 556 – “Certification of Qualifying Facility (QF) Status for a Small Power Production or Cogeneration Facility,” for each of the Projects. (f) Buyer shall bear 100% of the filing fees required under the HSR Act in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, that, if the Closing occurs Seller shall bear 50% of such filing fees as a reimbursement obligation to Buyer or as otherwise taken into account in the Closing Adjustment Amount (in accordance with the definition thereof).

50 Section 6.06 Tax Matters. (a) The Parties acknowledge and agree that for U.S. federal income Tax purposes, the sale and purchase of the Company Interests shall be treated (i) as a sale and purchase of the assets of the Acquired Companies, other than the Tax Partnerships, and (ii) the sale and purchase of partnership interests in the Tax Partnerships. Seller shall prepare and deliver to Buyer a draft schedule allocating the Purchase Price (and any other items treated as consideration for U.S. federal income Tax purposes) among (i) the assets of the Acquired Companies, other than the Tax Partnerships, and (ii) the assets of the Tax Partnerships in accordance with Section 755 of the Code and the Treasury Regulations promulgated thereunder (the “Tax Allocation”), within 90 days following the determination of the Purchase Price pursuant to Section 2.04. If Buyer disputes any items in Seller’s proposed Tax Allocation, then no later than 20 days after receipt thereof, Buyer shall deliver to Seller in writing any changes Buyer proposes to be made to the Tax Allocation. Any items not disputed by Buyer shall be final and binding on the Parties. If Buyer and Seller are unable to agree on the Tax Allocation or any revisions thereto within 20 days after Seller’s receipt of Buyer’s proposed changes, any disputed items shall be resolved by the Independent Accountant pursuant to procedures comparable to the procedures applicable under Section 2.04(b), which resolution shall be final and binding on the Parties. The Tax Allocation shall be binding on the Parties and each Party agrees to file all U.S. federal, state and local Tax Returns in accordance with the Tax Allocation. Neither Buyer nor Seller, nor any of their respective Affiliates, shall take any position that is inconsistent with such final Tax Allocation unless required to do so by a “determination” as defined in Section 1313 of the Code or any other similar provision of applicable state or local Law. (b) Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the preparation and filing of any Tax Returns and any audit or Proceeding with respect to any Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit or Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any such Taxes. (c) As between Buyer and Seller, Buyer shall prepare, in a manner consistent with past practice, except as otherwise required by applicable Law, and file all Tax Returns of the Acquired Companies other than the Tax Partnerships (which will be filed by Seller) for any taxable period beginning on or before the Closing Date that are filed after the Closing Date. With respect to any change in ownership of an Acquired Company that is a Tax Partnership resulting from the transactions contemplated in this Agreement, Seller shall cause such Tax Partnership to utilize the interim closing of the books method under Section 706 of the Code. (d) All sales (including bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license, stock transfer stamps, real estate transfer and other similar Taxes and fees arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement (“Transfer Taxes”), if any, shall be paid 50% by Buyer and 50% by Seller when due. All Tax Returns or other documentation relating to

51 such Transfer Taxes that must be filed shall be prepared and timely filed by the Party primarily or customarily responsible under applicable local Law for filing such Tax Returns, and such Party will use commercially reasonable efforts to provide such Tax Returns to the other Party at least 30 days prior to the date on which such Tax Return or other document is required to be filed. (e) Solely if Buyer or any of its Affiliates acquires the Equity Interests in TGC FiT LA, LLC in connection with a Development Stage Incompletion, in preparing the Tax Returns for TGC FiT LA, LLC pursuant to Section 6.06(c), Seller will, or will cause TGC FiT LA, LLC to, make an election under Section 453(d) of the Code to make the “installment method” inapplicable to the disposition of the Development Projects under that certain Master Purchase Agreement, dated as of April 6, 2022, by and between TGC III FiT LA, LLC and Solar Energy (Fund III) Partnership II, LLC. Section 6.07 Letters of Credit and Guaranties. (a) Buyer shall (and shall cause its Affiliates, as applicable, to) take all actions necessary to ensure that, effective as of the Closing, (i) Seller and its applicable Affiliates (other than the Acquired Companies) shall be released from all Credit Support Obligations and (ii) substitute arrangements, if required by any beneficiary of any Credit Support Obligation, procured by Buyer or any of its Affiliates shall be in effect, including substitute letters of credit, guarantees or similar credit support from a financial institution or guarantor (as applicable) in accordance with the underlying Contract requiring such Credit Support Obligations. (b) The actions set forth in this Section 6.07 shall be taken by Buyer at Buyer’s cost and expense, and Seller shall reasonably cooperate with Buyer in connection therewith, including by working together with Buyer to seek consents to change in control from the issuers of the Bonds so that such Bonds may remain in full force and effect after the Closing without Liability to Seller; provided, that in connection with such consent to change in control, Seller and its applicable Affiliates (other than the Acquired Companies) shall be released from all reimbursement and indemnity obligations in connection with the Bonds (it being understood that (i) in no event shall Seller, any of its Affiliates or any of its or their Representatives be required to (A) make any payment, or assume any Liability or grant any other accommodation (financial or otherwise) to any beneficiary of any of the Credit Support Obligations or any other Person in connection therewith) or (B) maintain in full force and effect any Credit Support Obligation from and after the Closing and (ii) nothing herein shall relieve Buyer of its obligations under Section 6.07(a) if such consents to change in control and such release from reimbursements or indemnity obligations of such Bonds are not obtained. Buyer shall not initiate first contact with any beneficiary of Credit Support Obligation to be replaced, which contact shall be facilitated by Seller as soon as reasonably practicable following Buyer’s request therefor. In addition, Buyer shall provide Seller with an opportunity to participate in any subsequent substantive discussion with any such beneficiary and, at the reasonable request of Seller, shall include Seller in any material correspondence with such beneficiary relating to the replacement of such Credit Support Obligation or the transactions contemplated hereby. Section 6.08 Insurance. Seller shall maintain or cause to be maintained in full force and effect the Insurance Policies (or replacements thereof with comparable coverage) until the Closing

52 to the extent applicable to the Acquired Companies. Buyer shall be solely responsible for maintaining insurance in respect of the Acquired Companies from and after the Closing. Section 6.09 Termination of Certain Agreements; Intercompany Accounts. At or prior to the Closing, Seller shall have caused (i) all Liabilities under the Intercompany Accounts to be paid, settled, netted, cancelled, forgiven and/or released, and (ii) all Affiliate Contracts (other than any “MIPAs” listed on Section 4.10(a) of the Seller Disclosure Schedules, to the extent constituting Affiliate Contracts) to be terminated, in each case, without any further force or effect following the Closing such that Buyer and the Acquired Companies, on the one hand, and Seller and its Affiliates (other than the Acquired Companies), on the other hand, do not have any further Liability to one another in respect thereof following the Closing. Section 6.10 D&O Indemnified Parties. (a) Buyer acknowledges and agrees that all rights to indemnification, expense advancement, and exculpation for actions or omissions of all current and former directors, managers and officers of the Acquired Companies (the “D&O Indemnified Parties”) occurring at or prior to the Closing, as set forth in the Organizational Documents of the Acquired Companies as in effect on the Execution Date shall survive the Closing and shall continue in full force and effect. From and after the Closing Date until the sixth anniversary thereof, Buyer shall (and shall cause the Acquired Companies to) maintain the provisions with respect to indemnification, expense advancement and exculpation of the D&O Indemnified Parties as set forth in the Organizational Documents of the Acquired Companies as of the Execution Date, which provisions shall not be terminated, amended, repealed or otherwise modified in any manner with respect to the rights thereunder of any D&O Indemnified Party (other than any amendment, repeal or other modification thereof agreed to in writing by such D&O Indemnified Party). Any claims for indemnification, advancement of expenses or exculpation pursuant to such Organizational Documents as to which Buyer or any Acquired Company has received written notice before the sixth anniversary of the Closing Date will survive until such claims have been finally adjudicated, settled or otherwise resolved. (b) Prior to the Closing, Seller may cause the Acquired Companies (at Seller’s sole cost and expense) to procure a tail policy for directors’ and officers’ liability insurance with an effective date as of the Closing Date and the same level and scope of coverage as provided by the directors’ and officers’ liability insurance policy provided for directors and officers of the Acquired Companies as of the Execution Date. Buyer shall maintain in effect such policy from and after the Closing Date until the sixth anniversary thereof. (c) If Buyer, any of the Acquired Companies, or any of its or their respective successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its assets to any Person, then, in each such case, Buyer shall cause proper provision to be made so that the successors and assigns of Buyer or such Acquired Company will assume the obligations set forth in this Section 6.10. Section 6.11 Post-Closing Access to Books and Records. From and after the Closing, Buyer shall (and shall cause its Affiliates to) provide Seller, its Affiliates and its and their Representatives reasonable access, during normal business hours, to the personnel, books and

53 records of the Acquired Companies (and Buyer and its Affiliates (other than the Acquired Companies) to the extent relating to the Acquired Companies) for periods prior to the Closing as may be necessary for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any audit or Proceeding, (b) preparing reports to equity holders or Governmental Authorities or (c) such other purposes for which access to such documents is determined by Seller to be necessary, including preparing and delivering any accounting or other statement provided for under this Agreement or otherwise, preparing Tax Returns, pursuing Tax refunds or responding to or disputing any Tax audit, or the determination of any matter relating to the rights and obligations of Seller or any of their Affiliates under this Agreement or any other Transaction Document. Buyer shall (and shall cause its Affiliates to), for a period of seven years following the Closing Date, maintain and preserve all books and records of the Acquired Companies (and Buyer and its Affiliates (other than the Acquired Companies) to the extent relating to the Acquired Companies) for periods prior to the Closing. Section 6.12 Press Releases and Communications. No press release or other public announcement or other disclosure related to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby shall be issued by any Party without the prior written consent of the other Party, unless required by applicable Law, any Governmental Authority or any rule or other requirement of any applicable securities exchange (in each case, on the advice of outside counsel), in which case the non-disclosing Party shall have the right to review such press release, public announcement or other disclosure prior to its issuance; provided that the foregoing shall not restrict Seller from disclosing any information regarding the transactions contemplated by the Agreement or the other Transaction Documents (a) to any of its direct and indirect equity holders, Affiliates and its and their respective Representatives and financing sources, (b) for purposes of compliance with its or its Affiliates’ respective reporting obligations or (c) in connection with its or its Affiliates’ fundraising or marketing activities. Section 6.13 Use of Seller Marks. (a) Buyer acknowledges and agrees that it does not obtain pursuant to this Agreement or otherwise any right, title, interest, license or any other right whatsoever to use the Seller Marks, other than the indirect rights for Solomon to continue to use the Seller SF Marks in connection with the applicable Projects pursuant to the Solomon MSAs in a manner substantially consistent with such use prior to the Closing. Buyer shall (at its own cost and expense), as soon as practicable following the Closing, and in any event within six (6) months thereafter, (a) make any and all filings with any office, agency or body to effect the elimination of any use of the Seller Marks from the company names of any Acquired Companies, (b) other than as provided in the immediately preceding sentence with respect to the continued use of the Seller SF Marks, use commercially reasonable efforts to remove, cover or conceal all Seller Marks from all public- facing assets of the Acquired Companies and (c) take all other actions reasonably necessary to accomplish the foregoing. Buyer agrees not to challenge the ownership of the Seller Marks or any application for registration thereof or any registration thereof or any rights of Seller or its Affiliates therein as a result, directly or indirectly, of its ownership of Acquired Companies. Buyer shall not (i) do any business or offer any goods or services under or using the Seller Marks, or (ii) send, or cause or permit any of its Affiliates to send, any correspondence or other materials to any Person on any stationery that contains or reflects any Seller Marks, in each case, except indirectly via Solomon as set forth in the first sentence of this paragraph. Notwithstanding the foregoing, Buyer

54 shall not be required to eliminate any use of the word “TGC” from the company names of any Acquired Companies. (b) For as long as Seller and its Affiliates shall own any rights in the Seller Marks, Buyer shall not, at any time, anywhere in the world, and shall not permit any of its Affiliates or any other parties on behalf of Buyer or any of its Affiliates to, (i) apply to register any of the Seller Marks, any derivative of any Seller Marks, or any component or translation thereof, or any term or design confusingly similar thereto; or (ii) willingly do or cause to be done, using the Seller Marks, (A) any illegal or unethical acts or (B) any act or thing that disparages, disputes, tarnishes, degrades, injures, attacks, challenges, impairs, dilutes, or is likely to harm the Seller Marks, the reputation or goodwill associated with Seller or any of its Affiliates, or their products or services, or the Seller Marks or the rights of Seller and its Affiliates therein, including using the Seller Marks in any false, misleading, inaccurate, obscene or scandalous manner. (c) Following the Closing, Buyer shall ensure that any regulatory filings made on or behalf of any Projects subject to the Solomon MSAs associated with the Seller SF Marks accurately refer to Buyer or an Acquired Company as the ultimate owner thereof to avoid any confusion with projects retained by Seller and its Affiliates associated with the Seller SF Marks. Section 6.14 Non-Solicitation. During the Interim Period and for a period of two years following the Closing, Buyer shall not, and shall cause all of its Affiliates and its and their respective directors, managers, officers and employees not to, hire or solicit for hire, any individual employed by Seller or any of its Affiliates (excluding the Acquired Companies, but including, for the avoidance of doubt TGCM and Distributed Asset Solutions LLC) as of the Execution Date or the Closing Date; provided, that the foregoing restriction shall not apply to (i) solicitations to or employment of any person through a general solicitation for employment not targeted at any Acquired Company (including through the use of a search firm), or (ii) solicitation or employment of any person who has not been employed by Seller or any Affiliate thereof for a period of six months prior to such solicitation or employment. Section 6.15 Hedging Arrangements. At or prior to the Closing, Seller shall cause all Hedging Arrangements listed on Section 1.01(b) of the Seller Disclosure Schedules to which an Acquired Company is party to be terminated or otherwise cancelled. Seller shall bear all termination or cancellation costs incurred in connection with the foregoing. Section 6.16 Specified Claim. (a) Seller shall use commercially reasonable efforts to achieve the Specified Claim Resolution at or prior to the Closing. In the event that Seller has not achieved the Specified Claim Resolution at or prior to the Closing, Seller shall continue to use commercially reasonable efforts achieve the Specified Claim Resolution until the date that is two years following the Closing Date (the “Specified Claim Outside Date”). Buyer shall (and shall cause its Affiliates and Representatives to) reasonably cooperate with Seller in connection with Seller’s obligations pursuant to this Section 6.16(a), including by providing access to the applicable books and records, assets and properties of the Acquired Companies that are related to or the subject of the Specified Claim Resolution. In no event shall Seller or any of its Affiliates be obligated to incur or pay any amounts (including any amounts distributed to Buyer from the Specified Claim Escrow Account in accordance with Section 6.16(b)) in respect of the Specified Claim in connection with its

55 obligations under this Section 6.16 in excess of the Specified Claim Escrow Amount (whether prior to, at or following the Closing). (b) Within five Business Days after the earlier to occur of (x) the date on which the Specified Claims Resolution occurs and (y) the Specified Claim Outside Date, Buyer and Seller shall execute and deliver joint written escrow instructions to the Escrow Agent instructing Escrow Agent (“Specified Claim Escrow Notice”) to distribute (i) to Buyer from the Specified Claim Escrow Account any amounts necessary to fully resolve or discharge any outstanding claims then being pursued against Buyer or any Acquired Company constituting the Specified Claim (up to the Specified Claim Escrow Amount less any amounts incurred prior to such date by Seller or its Affiliates to achieve the Specified Claim Resolution pursuant to Section 6.16(a) and (ii) to Seller all remaining amounts in the Specified Claim Escrow Account, if any, after such distribution to Buyer. (c) From and after the Execution Date, in the event that any Specified Claim is brought against Buyer or any Acquired Company, Seller shall submit and prosecute a third-party property damage claim under the GCube Liability Insurance Policy and keep Buyer reasonably informed regarding material developments with respect thereto. If Seller or any of its Affiliates (other than an Acquired Company) receives payment of any insurance proceeds prior to the Closing in respect of any Specified Claim, Seller shall (or shall cause its applicable Affiliate to) remit such proceeds to the applicable Acquired Company within ten Business Days after receipt thereof to be applied to resolve the damage that is the subject of such Specified Claim. If Seller or any of its Affiliates receives payment of any insurance proceeds following the Closing in respect of any Specified Claim, Seller shall (or shall cause its applicable Affiliate) to remit such proceeds to Buyer within ten Business Days after receiving such payment. Section 6.17 General Claims Escrow. (a) Seller shall defend, indemnify and hold harmless Buyer and its Affiliates and each of their respective members, shareholders, representatives, successors and assigns (collectively, “Buyer Indemnified Persons”) from and against all Losses suffered or incurred by them arising from or as a result of (i) any inaccuracy or breach of any of the representations or warranties of Seller contained in this Agreement (or in any certificate delivered pursuant hereto), (ii) any payment obligations owed to the tax equity investor arising from any sponsor guarantee issued by Buyer or its Affiliate to supplement or replace each of the guaranties listed under the heading “Tax Equity” of Schedule B solely to the extent arising from any inaccuracy or breach of any representation or warranty made by, or act or omission of, Seller or any of its Affiliates prior to the Closing (excluding, for the avoidance of doubt, any inaccuracy or breach of representations or warranties made in favor of any tax equity investors in connection with any Consents made in respect of Buyer or its Affiliates (including the ownership of the Acquired Companies after giving effect to the Closing)), (iii) any income Taxes related to the SaleCo Reorganization and (iv) the failure of Seller and its Affiliates to (A) achieve Development Project Substantial Completion with respect to any Development Project prior to the date that is nine (9) months following the Closing Date or (B) achieve Development Project Substantial Completion with respect to any Development Project consistent in all material respects with the assumptions for such Development Project set forth in Schedule 6.17(a)(iv) (“Indemnifiable Losses”); provided, that the indemnity obligations set forth in clauses (i) through (iii) shall not survive the date that is three months following the

56 Closing Date and the indemnity obligation set forth in clause (iv) shall not survive the date that is twelve (12) months following the Closing Date (the “Indemnity Outside Date”), and in connection with any Claim for which a Claim Notice has been submitted in accordance with this Section 6.17 prior to the Indemnity Outside Date, that has not been fully and finally settled as of the Indemnity Outside Date (in which case such indemnity obligation shall expire at such time that such Claim has been fully and finally resolved). For purposes of this Section 6.17, any inaccuracy in or breach of any representation or warranty and any calculation of Indemnifiable Losses shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. (b) In connection with the exercise of its rights under Section 6.17(a), Buyer shall deliver to Seller written notice (each, a “Claim Notice”) as promptly as reasonably practicable after it becomes aware of facts that it reasonably and in good faith determines give rise to a claim for indemnification under Section 6.17(a), specifying in reasonable detail the estimated amount (if available) and the nature and valid basis of such claim (each, an “Claim”). Following submission of a Claim, Buyer shall promptly provide Seller with all supporting documentation reasonably requested by Seller in assessing the amount, nature and valid basis of the Claim. Notwithstanding the foregoing, Buyer’s failure to send promptly or delay in sending a Claim Notice (provided, that such Claim Notice in each case is sent prior to the Indemnity Outside Date) shall not relieve Seller from liability hereunder with respect to such Claim except to the extent Seller is actually and materially prejudiced by such failure or delay. (c) Following the assertion of any third-party Claim for which, by the terms of this Agreement, Seller is obligated to indemnify any Buyer Indemnified Person, Seller shall have the right, at Seller’s expense, to assume the defense of such third-party Claim including the appointment and selection of counsel; provided that, if Buyer reasonably determines that a conflict exists between Buyer and Seller that might result in a material prejudice to Buyer, then, subject to the limitations in this Section 6.17, the fees and expenses of one counsel of Buyer shall be paid by Seller. If Seller elects to assume the defense of any such third-party Claim, it shall, within 30 days, notify Buyer in writing of its intent to do so. Seller shall have the right to settle or compromise or take any corrective or remediation action with respect to any such Claim by all appropriate Proceedings, which Proceedings shall be diligently prosecuted by Seller to a final conclusion or settled at the discretion of Seller. Buyer shall be entitled, at such Buyer’s own cost, to participate with Seller in the defense of any such Claim. If Seller assumes the defense of any such third-party Claim but fails to diligently prosecute such Claim, or if Seller does not assume the defense of any such Claim, Buyer may assume control of such defense (which shall include the right to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree with respect to such Claim) and if it is determined by a court or other Governmental Authority of competent jurisdiction that such Claim was a matter for which the Seller is required to provide indemnification under the terms of this Section 6.17, then Seller shall indemnify Buyer for any Indemnifiable Losses resulting from such third-party Claim in accordance with Section 6.17(a), but subject to the limitations set forth in this Section 6.17. (d) Notwithstanding anything to the contrary in this Agreement, Seller shall not be permitted to (i) assume the defense of any third-party Claim that seeks an injunction or other equitable relief against any Buyer Indemnified Person, or (ii) settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree in each case, that

57 (A) involves any finding or admission of any Liability of Buyer, or (B) involves relief other than monetary damages that are to be paid in full by Seller, in the case of clauses (A) - (B), without Buyer’s prior written consent. (e) Notwithstanding anything set forth in this Section 6.17, (i) Seller shall not be liable to Buyer for indemnification under Section 6.17(a) (i) for any individual Claim where the Indemnifiable Losses resulting therefrom are less than $16,000 and (ii) unless the aggregate amount of all Indemnifiable Losses exceeds $82,000 (the “Threshold Amount”), in which event Seller shall only be liable for Indemnifiable Losses in excess of the Threshold Amount. (ii) In no event shall Seller’s liability to indemnify Buyer under Section 6.17(a)(i) through (iii) exceed the General Claims Escrow Amount (as may be reduced pursuant to Section 2.04(c)), and any Claim to be paid by Seller in accordance with Section 6.17(a)(i) through (iii) shall be paid solely from the General Claims Escrow Account. In no event shall Seller’s liability to indemnify Buyer under Section 6.17(a)(iv) with respect to any Development Project exceed the sum of (A) the Applicable Development Project Holdback Amount plus (B) the sum of all amounts required to be paid by Buyer or any of its Affiliates to G-I Energy Investments LLC in accordance with the terms of the Solar Energy (Fund III) Partnership II LLC Agreement in connection with any claim by G-I Energy Investments LLC thereunder for the failure of Development Project Substantial Completion to occur with respect to such Development Project. For the avoidance of doubt, recovery of Indemnifiable Losses pursuant to Section 6.17(a)(iv), subject to the limitations set forth in this Section 6.17, constitutes Buyer’s sole remedy for the failure of Seller to cause Development Project Substantial Completion to occur, whether prior to, at or following the Closing. (iii) The amount of any Indemnifiable Losses payable under this Section 6.17 shall be calculated net of any amounts actually recovered by Buyer or its applicable Affiliate under applicable insurance policies (including any representation and warranty insurance policy) or from any other Person responsible therefor, but shall be increased by any direct, reasonable and documented out-of-pocket expenses and any insurance premium increases solely to the extent directly attributable to any claim made in connection with the Indemnifiable Loss, in each case, to the extent incurred by such indemnified Person in collecting such amounts. In no event shall any Buyer Indemnified Person be required to pursue such recoveries. If the Buyer or its applicable Affiliate receives any amounts under applicable insurance policies, or from any other Person responsible for any Indemnifiable Losses, subsequent to an indemnification payment from Seller or from the General Claim Escrow Account or the Applicable Development Project Holdback Amount, then Buyer shall promptly reimburse Seller for any payment made or expense incurred by the indemnified Person in connection with providing such indemnification payment up to the amount received by such indemnified Person, net of any direct, out-of-pocket expenses, deductible and premium adjustments incurred by such indemnified Person in collecting such amount; (iv) Buyer shall not have any right to claim an Indemnifiable Loss pursuant to this Section 6.17 to the extent that such Indemnifiable Loss has been taken into account in the calculation of the Closing Adjustment Amount; and

58 (v) In no event shall Indemnifiable Losses include special, exemplary, punitive, consequential, incidental and indirect damages, lost profits (including damages on account of lost opportunities), lost production or losses based on diminution of value or calculated by reference to any multiple of earnings or earnings before tax, depreciation or amortization (or any other valuation methodology) except, in each case, to the extent that such losses or damages are the reasonably foreseeable result of the underlying event giving rise to such Indemnifiable Losses. (f) In connection with any Indemnifiable Loss for which Seller is required to indemnify Buyer hereunder, no less than five Business Days after such amount is agreed between Seller and Buyer or finally resolved by a court of competent jurisdiction, Buyer and Seller shall jointly instruct (i) the Escrow Agent, in accordance with the terms of the Escrow Agreement, to disburse to Buyer out of the General Claims Escrow Account an aggregate amount in cash equal to such Indemnifiable Losses subject to Section 6.17(e), by wire transfer of immediately available funds in U.S. Dollars to such account(s) specified by Buyer to the Escrow Agent in writing or (ii) Buyer to release out of the Applicable Development Project Holdback Amount (as applicable) an aggregate amount in cash equal to such Indemnifiable Losses subject to Section 6.17(e); provided that Seller shall not be obligated to execute and deliver to the Escrow Agent or Buyer any joint written instruction, and Buyer shall not be entitled to unilaterally execute and deliver any written instruction to the Escrow Agent or otherwise release any portion of the General Claims Escrow Amount or the Applicable Development Project Holdback Amount pursuant to this Section 6.17 if Seller in good faith disputes the Claim or the calculation of the Indemnifiable Losses. (g) Notwithstanding anything to the contrary herein, from and after the Closing, the Applicable Development Project Holdback Amount with respect to each Development Project shall be paid to Seller as follows: (i) On the Development Project First Release Date with respect to any Development Project, Buyer shall pay to Seller an amount equal to one-third of the Applicable Development Project Holdback Amount, minus the amount of any Claim made by Buyer in accordance with Section 6.17(a)(iv) and Section 6.17(b) and not previously paid from the General Claims Escrow Account or the Applicable Development Project Holdback Amount; and (ii) On the Development Project Final Release Date with respect to any Development Project, Buyer shall pay to Seller an amount equal to the remaining two-thirds of the Applicable Development Project Holdback Amount, minus the amount of any Claim made by Buyer in accordance with Section 6.17(a)(iv) and Section 6.17(b) (without duplication of any Claims for which amounts have already been taken into account in clause (i) above) and not previously paid from the General Claims Escrow Account or the Applicable Development Project Holdback Amount, minus any Development Project Capital Expenditures not taken into account in the Closing Adjustment Amount or otherwise paid by Seller or any of its Affiliates (without duplication of amounts subject to any Claim for which reductions have been taken into account in Section 6.17(g)(i) or this Section 6.17(g)(ii)). (iii) If, upon the full and final resolution of all Claims made by Buyer in accordance with Section 6.17(a) and Section 6.17(b), Buyer shall promptly (and no later than five Business Days after such determination) pay the remaining portion (if any) of the Development

59 Project Holdback Amount to Seller, together with interest thereon from the Closing to the date of payment at a rate per annum (calculated daily on the basis of a year of 365 days and the actual number of days elapsed) equal to the prime rate as published by the Wall Street Journal on the Closing Date. (iv) All payments pursuant to this Section 6.17(g) shall be made by wire transfer of immediately available funds in U.S. Dollars to such account(s) specified by Seller to Buyer in writing. Section 6.18 FERC Re-certifications. (a) During the Interim Period, Seller shall make FERC Form 556 self re-certification filings as supplements to prior filings in the following FERC docket numbers: Docket Nos. QF17- 294, QF17-295, QF19-755, and QF19-756. Such filings will identify, either in an attached spreadsheet or in the “Miscellaneous” section of such form, each Project’s name, address and GPS coordinates (consistent with section 3 of FERC Form 556, but as applied to each Project), the applicable information for each line of Section 7 of FERC Form 556 as applied to each Project, and the information required by Section 8 of FERC Form 556, as applied to each Project. (b) During the Interim Period, Seller shall make FERC Form 556 self-certification filings for Projects located in Dover, Delaware and Shaw, South Carolina. (c) During the 60-day period following the Closing Date, if requested by Buyer, Seller shall reasonably cooperate with and assist Buyer, including providing any necessary information, in making any FERC Form 556 self re-certification filings with respect to any Project. Section 6.19 Exclusivity. During the Interim Period, Seller agrees that it shall not, and shall not permit any of its Subsidiaries, controlled Affiliates, members, managers, partners, Representatives, advisors and brokers to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making of any proposal from a Person or group of Persons other than Buyer and its Affiliates that may constitute, or could reasonably be expected to lead to, an Alternative Transaction (as defined below); (ii) enter into or participate in any discussions or negotiations with any Person or group of Persons other than Buyer and its Affiliates regarding an Alternative Transaction; (iii) furnish any information relating to the Acquired Companies or any of their assets or businesses, or afford access to the assets, business, properties, books or records of the Acquired Companies to any Person or group of Persons other than Buyer and its Representatives, in all cases for the purpose of assisting with or facilitating an Alternative Transaction; or (iv) enter into an Alternative Transaction or any agreement, arrangement or understanding, including any letter of intent, term sheet or similar document, relating to an Alternative Transaction. As used in this Section 6.19, “Alternative Transaction” means any direct or indirect acquisition of the Projects or the Acquired Companies or material Project assets by any Person or group of Persons other than Buyer or its Affiliates to the extent not prohibited by Section 6.02. Section 6.20 Post-Closing Receivables. Buyer shall (a) transfer (or cause to be transferred) to Seller all SRECs (x) held by an Acquired Company as of the Closing that are minted as of such time and that are not included in the calculation of Current Assets on the Closing Statement and (y) issued to the Acquired Companies prior to the applicable SREC Reference Date,

60 in each case, within ten Business Days of issuance and (b) pay (or cause to be paid) to Seller all payments received by the Acquired Companies after the Closing Date on any receivables recorded prior to the Closing Date to the extent such receivables are included but not assigned any value or not included in the calculation of Current Assets on the Closing Statement (whether or not required to be included) within ten Business Days of receiving such amount. Section 6.21 Final Tax Equity Payments; Final Completion. (a) Solely if Buyer or any of its Affiliates acquires the Equity Interests in TGC III FiT LA, LLC in connection with a Development Stage Incompletion, from and after the Closing, Buyer shall pay (or cause to be paid) all payments received by Solar Energy (Fund III) Partnership II, LLC from G-I Energy Investments LLC and permitted to be distributed to Solar Energy (Fund III) HoldCo II, LLC on any Subsequent Project Payment Date applicable to any Development Project within ten Business Days after receipt of any such payment(s). From and after the Closing and until Development Project Final Completion is achieved for each Development Project, Buyer shall, and shall cause its Affiliates (including the Acquired Companies) to, permit Seller to direct and control substantially in the same manner as prior to the Closing all work necessary to achieve a Subsequent Project Payment Date or Development Project Final Completion with respect to each Development Project, including by administering on behalf of the Acquired Companies applicable Contracts or Permits in furtherance thereof (provided that Seller shall not take any action under any Contract or Permit that would reasonably be expected to be adverse to, or increase any Liability of, the Acquired Companies in any material respect), and, submitting a final appraisal to be conducted by Alvarez & Marsal pursuant to the Tax Equity Documents and approving and finalizing other deliverables pursuant to the Tax Equity Documents reflecting the fair market value or eligible basis of any Development Project consistent with market standards (provided that Seller shall reasonably consult with Buyer regarding any such appraisal, report or deliverable), and Buyer shall not, and shall cause its Affiliates (including the Acquired Companies) not to, take any action that would reasonably be expected to impair or delay the achievement of a Subsequent Project Payment Date or Development Project Final Completion with respect to any Development Project. (b) Solely if Buyer or any of its Affiliates acquires the Equity Interests in USPS LA Solar Holdings, LLC in connection with a Final POLA Carport Payment Incompletion, Buyer shall pay (or cause to be paid) to Seller the Final POLA Carport Payment, after the Closing Date within ten Business Days after receipt of any such amounts. (c) From and after Closing, Seller agrees to pay to applicable third parties all Development Project Capital Expenditures for each Development Project. Section 6.22 Cooperation. Following the Closing, Seller shall cooperate with Buyer to close or cause to be closed any bank account, investment account or safe deposit box of the Acquired Companies as Buyer may reasonably request. ARTICLE VII CONDITIONS TO CLOSING Section 7.01 Conditions to All Parties’ Obligations. The obligation of each Party to consummate the transactions contemplated by this Agreement is subject to the satisfaction or, if permissible, waiver of the following conditions:

61 (a) no Governmental Authority shall have issued, enacted, entered, promulgated or enforced any Law (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; (b) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated; (c) all of the Required Consents shall have been obtained or made and shall be in full force and effect. Section 7.02 Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or, if permissible, waiver of the following conditions: (a) (i) the Seller Fundamental Representations shall be true and correct in all respects, except for de minimis exceptions with respect to Section 4.04(a) and Section 4.04(b), as of the Closing Date (except for such representations and warranties expressly made as of a specified date, in which case, as of such date) with the same force and effect as though made on such date and (ii) the representations and warranties (other than the Seller Fundamental Representations) set forth in Article III and Article IV shall be true and correct as of the Closing Date (except for such representations and warranties expressly made as of a specified date, in which case, as of such date) with the same force and effect as though made on such date (disregarding all qualifications as to “materiality,” “Material Adverse Effect” or similar qualifications), except where the failure of such representations and warranties to be true and correct as of such date, would not, individually or in the aggregate, have a Material Adverse Effect on Seller or the Acquired Companies; (b) Seller shall have complied in all material respects with all of the covenants and agreements hereunder required to be complied with by it at or prior to the Closing; (c) Seller shall have delivered or caused to be delivered to Buyer all of the items set forth in Section 2.03(b) required to be delivered as of the Closing; (d) The SaleCo Reorganization shall have been consummated (or shall be concurrently consummated) in accordance with Section 6.02(d); and (e) Seller shall have delivered or caused to be delivered to Buyer a written termination and release agreement, in form and substance satisfactory to Buyer, with respect to each Affiliate Contract required to be terminated in accordance with Section 6.09; and (f) Seller shall have delivered or caused to be delivered to Buyer evidence demonstrating that the $907,319 letter of credit (S326900) issued pursuant to the Keybank Credit Facility in favor of Constellation has been cancelled, or otherwise fully cash collateralized in accordance with the Keybank Credit Facility. Section 7.03 Conditions to Seller’s Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction or, if permissible, waiver of the following conditions:

62 (a) the representations and warranties set forth in Article V shall be true and correct in all material respects as of the Closing Date (except for such representations and warranties expressly made as of a specified date, in which case, as of such date) with the same force and effect as though made on such date (disregarding all qualifications as to “materiality,” “Material Adverse Effect” or similar qualifications); (b) Buyer shall have complied in all material respects with all of the covenants and agreements hereunder required to be complied with by it at or prior to the Closing; (c) Buyer shall have released or caused the release of Seller and its applicable Affiliates from all Credit Support Obligations in accordance with Section 6.07; and (d) Buyer shall have delivered or caused to be delivered to Seller all of the items set forth in Section 2.03(c). ARTICLE VIII SURVIVAL AND REMEDIES Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of Seller contained in this Agreement (or in any certificate delivered pursuant hereto) shall survive the Closing and shall remain in full force and effect until the Indemnity Outside Date. Each covenant and agreement set forth in this Agreement to be performed prior to or at the Closing shall not survive the Closing, and each covenant and agreement set forth in this Agreement (including, for the avoidance of doubt, Section 6.16) that by its terms is to be performed following the Closing shall survive the Closing until fully performed. No Party or any of its respective Affiliates shall have any Liability with respect to any representation, warranty, covenant or agreement from and after the time that such representation, warranty, covenant or agreement ceases to survive hereunder (provided that the foregoing shall not limit (a) any claim or recovery that may be available to Buyer in connection with any Claim for which a Claim Notice has been submitted in accordance with Section 6.16 prior to the Indemnity Outside Date that has not been fully and finally settled as of the Indemnity Outside Date (in which case such indemnity obligation shall expire at such time that such Claim has been fully and finally resolved), (b) any claim or recovery that may be available to Buyer under any representation and warranty insurance policy that may be procured by Buyer in connection with the transactions contemplated hereby or (c) any claim arising from Fraud). Section 8.02 Tax Equity Indemnity. From and after the Closing, to the fullest extent permitted by applicable Law, Buyer shall defend, indemnify and hold harmless Seller and its Affiliates and each of their respective members, shareholders, representatives, successors and assigns from and against any Losses suffered or incurred by them as a result of a claim by any direct or indirect investor (excluding, for avoidance of doubt, Seller and its Affiliates) under the Tax Equity Documents whether arising from or related to the consummation of the transactions contemplated by this Agreement or any other event, in each case solely to the extent such Losses arise out of acts or omissions of Buyer or its Affiliates occurring at or after the Closing, including claims relating to the recapture, loss, reduction in, deferral of, or lack of right of such investor to claim ITCs. For the avoidance of doubt, in no event shall Buyer have any obligation or liability under this Section 8.02 with respect to any such Losses arising from or related to any acts or omissions of any Person prior to the Closing.

63 Section 8.03 MBTA Indemnity. From and after the Closing and until the earlier of (a) one year following the Closing and (b) the date that MBTA expressly consents in writing to the MBTA Master Lease Assignment and the release of Seller from its Obligations under the Corporate Guaranty provided by True Green Capital Fund III, L.P. (as defined in the MBTA Master Lease), Buyer shall defend, indemnify and hold harmless Seller and its Affiliates and each of their respective members, shareholders, representatives, successors and assigns from and against any Losses suffered or incurred by them as a result of a claim by MBTA arising from or relating to the MBTA Master Lease Assignment. Section 8.04 Exclusive Remedy; Disclaimer. (a) From and after the Closing, except for claims of Fraud, the remedies provided in Section 2.04, Section 6.06, Section 6.16, Section 8.01, Section 8.02 and Section 8.03 shall be the sole and exclusive remedies for any and all claims against any Party to the extent arising under, out of, related to or in connection with this Agreement, except with respect to covenants to be performed following the Closing for which the remedies provided for in Section 10.13 may also be available. Without limiting the generality of the foregoing and subject to this Article VIII, Article IX and Section 10.13, each Party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (except for claims of Fraud) that it or any of its respective Affiliates may have against the other Party or any of its Affiliates or its or their respective Representatives with respect to the subject matter of this Agreement, whether under any contract, misrepresentation, tort, or strict liability theory, or under applicable Law (including the Comprehensive Environmental Response, Compensation, and Liability Act and other Environmental Law), and whether at law or in equity. (b) EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III, ARTICLE IV AND IN ANY CERTIFICATE DELIVERED PURSUANT HERETO, THE COMPANY INTERESTS, THE ACQUIRED COMPANIES AND THEIR RESPECTIVE BUSINESSES ARE BEING ACQUIRED “AS IS, WHERE IS,” AND SELLER, ITS AFFILIATES AND ITS AND THEIR REPRESENTATIVES EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS, TITLE, CONDITION, VALUE, OR QUALITY OF THE ASSETS OF THE ACQUIRED COMPANIES, OR THEIR RESPECTIVE BUSINESSES OR ANY PART THEREOF OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF SELLER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES AS THEY RELATE TO THE COMPANY INTERESTS, THE ACQUIRED COMPANIES AND THEIR RESPECTIVE BUSINESSES, AND SELLER, ITS AFFILIATES AND ITS AND THEIR RESPECTIVE REPRESENTATIVES EXPRESSLY DISCLAIM, AND BUYER HEREBY AGREES THAT IT HAS NOT RELIED UPON AND IS NOT RELYING UPON, AND HEREBY WAIVES, ON BEHALF OF ITSELF AND ITS AFFILIATES, ANY REPRESENTATION OR WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR THE SUFFICIENCY OR CONDITION OF ASSETS OF THE ACQUIRED COMPANIES OR THEIR RESPECTIVE BUSINESSES OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH AND LIABILITIES ARISING UNDER ENVIRONMENTAL LAWS (INCLUDING WITH RESPECT

64 TO THE USE, PRESENCE, DISPOSAL OR RELEASE OF HAZARDOUS MATERIALS AND ANY LIABILITIES ARISING UNDER OR WITH RESPECT TO THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OR ANY OTHER ANALOGOUS FEDERAL, STATE OR FOREIGN LAW OR REGULATION), IN EACH CASE EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III, ARTICLE IV AND IN ANY CERTIFICATE DELIVERED PURSUANT HERETO. ARTICLE IX TERMINATION Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing only as follows: (a) by the mutual written consent of Buyer and Seller; (b) by either Party, by written notice to the other Party, if the Closing shall not have occurred on or prior to June 30, 2023 (the “Termination Date”), unless extended by written agreement of the Parties; provided that, if all conditions to the Closing set forth in Article VII have been satisfied or waived (other than those conditions which by their terms cannot be satisfied until the Closing, but subject to their ability to be satisfied at the Closing), other than any conditions set forth in Section 7.01(b), and such failure to be satisfied or waived is due to any delay resulting from any Government Closure with respect to any Governmental Authority necessary for the satisfaction of such condition, such Termination Date shall be automatically extended (or further extended) day-for-day, for each Business Day that any such Government Closure is in effect; provided further that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any Party if the failure of the Closing to occur on or prior to such date is a result of any breach by such Party of this Agreement; (c) by either Party, by written notice to the other Party, if any Governmental Authority shall have issued, enacted, entered, promulgated or enforced any Law (that is final, non- appealable, and has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided that the right to terminate this Agreement pursuant to this Section 9.01(c) shall not be available to any Party if such issuance, enactment, entry, promulgation or enforcement is a result of any breach by such Party of this Agreement; (d) by Buyer, by written notice to Seller, if (i) there is a breach of any covenant or agreement of Seller set forth in this Agreement or (ii) any representation or warranty of Seller is inaccurate, in each case, that (A) would reasonably be expected to result in the failure of any of the conditions set forth in Section 7.01 or Section 7.02 to be satisfied and (B) is not curable, or, if curable, is not cured within the earlier of (1) 30 days after written notice of such breach is given to Seller by Buyer and (2) five Business Days prior to the Termination Date; provided that the right to terminate this Agreement pursuant to this Section 9.01(d) shall not be available to Buyer if it is in breach of this Agreement and such breach would reasonably be expected to result in the failure of any of the conditions set forth in Section 7.01 or Section 7.03 to be satisfied; (e) by Seller, by written notice to Seller, if (i) there is a breach of any covenant or agreement of Buyer set forth in this Agreement or (ii) any representation or warranty of Buyer is

65 inaccurate, in each case, that (A) would reasonably be expected to result in the failure of the conditions set forth in Section 7.01 or Section 7.03 to be satisfied and (B) is not curable, or, if curable, is not cured within the earlier of (1) 30 days after written notice of such breach is given to Buyer by Seller and (2) five Business Days prior to the Termination Date; provided that the right to terminate this Agreement pursuant to this Section 9.01(e) shall not be available to Seller if it is in breach of this Agreement and such breach would reasonably be expected to result in the failure of any of the conditions set forth in Section 7.01 or Section 7.02 to be satisfied; or (f) by Seller, by written notice to Buyer, if (i) the conditions set forth in Section 7.01 and Section 7.02 are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing but which are capable of being satisfied at the Closing if the Closing were to occur), (ii) Seller delivers to Buyer an irrevocable written notice on or after the date that the Closing is required to occur pursuant to Section 2.03(a) that all conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing but which are capable of being satisfied at the Closing if the Closing were to occur) and Seller is ready, willing and able to proceed with Closing in accordance with Section 2.03(a) and (iii) within three Business Days after Seller’s delivery of such notice to Buyer (or, if sooner, the Termination Date), Buyer fails to deliver the payments required to be made by Buyer in accordance with Section 2.02 to consummate the Closing. Section 9.02 Effect of Termination. If this Agreement is terminated pursuant to and in accordance with Section 9.01, then there shall be no Liability on the part of any Party or any other Person in respect of this Agreement; provided that (a) the provisions set forth in Section 6.01, Section 6.03(b), Section 6.12, this Article IX and Article X shall remain in full force and effect in accordance with their terms and (b) such termination shall not relieve any Party from any Liability for any breach of this Agreement prior to such termination. ARTICLE X MISCELLANEOUS Section 10.01 Notices. Except as otherwise provided herein, all notices, claims, demands and other communications required or permitted to be given or delivered under this Agreement shall be in writing and shall be effective (a) immediately when transmitted via e-mail (without any “bounceback” or similar error message) between 9:00 a.m. and 6:00 p.m. (New York City time) on any Business Day (or the immediately succeeding Business Day if transmitted outside of such hours) or (b) when received if delivered by hand or pre-paid overnight courier service or certified or registered mail on any Business Day if delivered. All such notices, claims, demands and other communications shall be sent to the applicable Party at its respective address set forth below, unless another address has been previously specified to the other Parties (if applicable) in writing: If to Buyer: APA Finance III, LLC 2200 Atlantic Street, Floor 6,

66 Stamford, CT 06902 Attn: Chief Operating Officer and General Counsel Email: operations@altuspower.com with a copy (which shall not constitute notice) to: Stoel Rives LLP 501 West Broadway, Suite 2000 San Diego, CA 92101 Attn: Brian J. Nese and Joseph E. Nussbaum Email: brian.nese@stoel.com; joseph.nussbaum@stoel.com If to Buyer Parent: Altus Power, LLC 102 Greenwich Ave Greenwich, CT 06830 Attn: Chief Operating Officer and General Counsel Email: operations@altuspower.com with a copy (which shall not constitute notice) to: Stoel Rives LLP 501 West Broadway, Suite 2000 San Diego, CA 92101 Attn: Brian J. Nese and Joseph E. Nussbaum Email: brian.nese@stoel.com; joseph.nussbaum@stoel.com If to Seller: True Green Capital Fund III, L.P. c/o True Green Capital Management LLC 315 Post Road West Westport, Connecticut 06880 Attn: A. Donald Lepore Email: adlepore@truegreencapital.com with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attn: Kristin L. Mendoza, P.C. Austin R. Uhm Email: kristin.mendoza@kirkland.com austin.uhm@kirkland.com

67 Section 10.02 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Parties, and any attempted assignment or delegation by any Party in violation of this Section 10.02 shall be null and void ab initio. Section 10.03 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable under applicable Law, then such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting the remainder of such provision or the remaining provisions of this Agreement, and the Parties shall amend or otherwise modify this Agreement to replace any invalid, illegal or otherwise unenforceable provision with a valid, legal and enforceable provision that gives effect to the intent of the Parties to the maximum extent permitted by applicable Law. Notwithstanding the foregoing, the Parties intend that the provisions of Section 10.13 and Section 10.14 be construed as integral provisions of this Agreement. Section 10.04 Disclosure Schedules. The Disclosure Schedules have been prepared in separately titled sections corresponding to sections of this Agreement; provided that each section of the Disclosure Schedules shall be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Schedules to the extent it is reasonably apparent on its face that such information applies to such other section of the Disclosure Schedules. The headings used in the Disclosure Schedules are for reference only and shall not be deemed to affect in any way the meaning or interpretation of the information set forth in the Disclosure Schedules or this Agreement. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount in any of the representations and warranties contained in this Agreement or the disclosure of any item in any of Disclosure Schedules is not intended to imply that the amounts, or higher or lower amounts, or the items so disclosed, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no Party shall use the fact of the specification of any such amount or the fact of any such disclosure of any item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in this Agreement or in any Disclosure Schedule is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. No disclosure (or absence thereof) set forth in any of the Disclosure Schedules shall imply any representation or warranty which is not contained in this Agreement, nor shall any disclosure (or absence thereof) be deemed to extend the scope of any of the representations and warranties set forth in this Agreement. Items disclosed in the Disclosure Schedules may not be limited to matters required by this Agreement to be disclosed therein and may be included solely for informational purposes. No item disclosed in any of the Disclosure Schedules relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. All of the information contained in the Disclosure Schedules shall be kept strictly confidential by the Parties and no other Person may rely on any information disclosed or set forth therein. Moreover, in disclosing the information in the Disclosure Schedules, Seller does

68 not waive any attorney-client privilege or work product protection associated with such information with respect to any of the matters disclosed therein. Section 10.05 Amendment and Waiver. (a) This Agreement may be amended only in a writing signed by Buyer and Seller. (b) Any waiver of any provision of this Agreement, waiver of any breach of any provision of this Agreement, or waiver of, or election whether or not to enforce, any right or remedy arising under this Agreement or at law, must be in writing and signed by or on behalf of the Person granting the waiver, and no waiver or election shall be inferred from the conduct of any Party. (c) Any waiver of a breach of any provision of this Agreement shall not be, or be deemed to be, a waiver of any subsequent breach. (d) Failure to enforce any provision of this Agreement at any time or for any period shall not waive that or any other provision or the right subsequently to enforce all provisions of this Agreement. (e) Failure to exercise, or delay in exercising, any right or remedy shall not operate as a waiver or be treated as an election not to exercise such right or remedy, and single or partial exercise or waiver of any right or remedy shall not preclude its further exercise or the exercise of any other right or remedy. Section 10.06 Entire Agreement. This Agreement and the Confidentiality Agreement set forth the entire agreement among the Parties and the parties thereto with respect to the subject matter hereof and thereof, and supersede any prior understandings or agreements among the Parties and the parties thereto, written or oral, with respect to the subject matter hereof and thereof. In the event of any direct conflict between this Agreement and the Confidentiality Agreement, this Agreement shall control. Section 10.07 Counterparts. This Agreement may be executed in one or more counterparts (including by means of electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument. Section 10.08 Governing Law. This Agreement and any claim, controversy or dispute arising out of or relating to this Agreement and the transactions contemplated hereby, and/or the interpretation and enforcement of the rights and duties of the parties hereunder, shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would result in the application of the Laws of any other jurisdiction. Section 10.09 Consent to Jurisdiction and Service of Process. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state courts of the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware for purposes of any Proceeding directly

69 or indirectly arising out of or related in any way to this Agreement or the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties of the Parties under this Agreement (and agrees not to commence or support any Person in any such Proceeding relating thereto except in such courts). Each of the Parties further irrevocably waives any objection which such Party may now or hereafter have to the laying of the venue of any such Proceeding in such courts and shall not plead or claim in any such court that any such Proceeding brought in such court has been brought in an inconvenient forum. Service of process with respect thereto may be made upon any Party by mailing a copy thereof by registered mail to such Party at its address as provided in Section 10.01. Section 10.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS AGREEMENT. Section 10.11 Expenses. Unless otherwise expressly provided for in this Agreement or any other Transaction Document, each Party shall pay, without right of reimbursement or offset from any other Party, all costs and expenses incurred by it or any of its Affiliates in connection with negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, whether or not the transactions contemplated by this Agreement are consummated. In the event any Proceeding is commenced to recover damages or enforce any rights or obligations under this Agreement, the prevailing Party in such Proceeding shall be entitled to recover its documented, out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) incurred or paid in enforcing the prevailing Party’s rights under this Agreement, regardless of whether those costs or expenses are otherwise recoverable as costs in the Proceeding. Section 10.12 No Third-Party Beneficiaries. No Person other than the Parties shall have any rights, remedies, obligations or benefits under any provision of this Agreement, except for (a) the Persons entitled to indemnification pursuant to Section 6.03(b), Section 6.06(c), Section 6.10, Section 8.02 and Section 8.03, (b) the Non-Recourse Parties pursuant to Section 10.14 and (c) Seller’s Counsel pursuant to Section 10.17. Section 10.13 Remedies. (a) The rights and remedies conferred on any Party by, or pursuant to, this Agreement are cumulative, and, except as expressly provided in this Agreement, are in addition to, and not exclusive of, any other rights and remedies available to such Party at law or in equity. (b) The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached or threatened to be breached, and further agree that monetary damages would be an inadequate remedy therefor. Accordingly, each Party agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that, in the event of any non-performance or other breach or threatened breach by Seller, on the one hand, and Buyer or Buyer Parent, on the

70 other hand, of any of provision of this Agreement, Seller, on the one hand, and Buyer or Buyer Parent, on the other hand, shall be entitled to seek an injunction, specific performance and other equitable relief, and to enforce specifically the provisions of this Agreement, to prevent such non- performance or other breach or threatened breach of such provisions. Any Party seeking any injunction, specific performance or other equitable relief, or to enforce specifically the provisions of this Agreement, shall not be required to provide any bond or other security in connection with any such injunction, specific or other equitable relief or enforcement. In the event that any Proceeding is brought to enforce specifically the provisions of this Agreement, no Party shall allege, and each Party, on behalf of itself and its Affiliates and its and their respective Representatives, hereby waives the defense, that there is an adequate remedy at law and agrees that it will not oppose the granting of any equitable relief on the basis that (i) any Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Section 10.14 No Recourse. All causes of action or Proceedings (whether in contract or in tort, in equity or at Law, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, preparation, execution, delivery, performance or breach of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be brought only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement (including Buyer Parent for the limited purposes set forth herein) in the preamble of this Agreement (each, a “Contracting Party”). No Person who is not a Contracting Party, including any past, present or future direct or indirect equity holder, Affiliate or Representative of such Contracting Party or any Affiliate or Representative of any of the foregoing (the “Non-Recourse Party”), shall have any Liability or other obligation (whether in contract or in tort, in equity or at Law, or granted by statute) for any cause of action or Proceeding arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, preparation, execution, delivery, performance, or breach; and, to the maximum extent permitted by applicable Law, each Contracting Party hereby waives and releases all such causes of action and Proceedings against any such Non-Recourse Party. Without limiting the generality of the foregoing, to the maximum extent permitted by applicable Law, (a) each Contracting Party hereby waives and releases any and all causes of action or Proceedings that may otherwise be brought in equity or at Law, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability or other obligation of any Contracting Party on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Non-Recourse Party with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding the foregoing, nothing in this Section 10.14 shall preclude any party to this Agreement, the Escrow Agreement, the Confidentiality Agreement or any other Transaction Document from making any claim thereunder, to the extent permitted therein and pursuant to the terms thereof (and subject to the applicable limitations set forth therein). Section 10.15 Release. Except for any rights under this Agreement or any other Transaction Documents, effective as of the Closing, each Party, on its own behalf and on behalf

71 of its direct and indirect equity holders, Affiliates and Representatives, and its and their respective Affiliates and Representatives, and each of the respective heirs, executors, administrators, successors and permitted assigns of each of the foregoing (each, a “Releasing Person”), hereby absolutely and unconditionally releases and forever discharges each of the other Parties, each of the Acquired Companies, each of their respective Affiliates, each of the respective successors and permitted assigns of each of the foregoing and the Representatives of each of the foregoing (each, a “Released Person”) from, and agrees not to assert any cause of action or Proceeding with respect to, any Losses or Liabilities whatsoever, of any kind or nature, whether at law or in equity (“Released Claims”), which have been or could have been asserted against any Released Person, which any Releasing Person has or ever had, which arises out of or in any way relates to events, circumstances or actions occurring, existing or taken prior to or as of the Closing Date in respect of matters relating to Seller’s ownership of the Company Interests or Seller’s ownership or operation of the Acquired Companies or their respective businesses. Section 10.16 Buyer Parent Guaranty. (a) As a material inducement to Seller’s willingness to enter into this Agreement and consummate the transactions contemplated hereby, Buyer Parent hereby absolutely, unconditionally and irrevocably guaranties to Seller as a primary obligation that Buyer shall fully, completely and timely pay, perform and discharge all of its obligations and Liabilities under this Agreement (the “Obligations”). Upon default by Buyer of any of the Obligations, Seller may proceed directly against Buyer Parent pursuant to the guaranty set forth in this Section 10.16 (the “Buyer Parent Guaranty”) without proceeding against Buyer or any other Person or pursuing any other remedy, and Buyer Parent shall, upon the written request of Seller (“Performance Demand”), immediately pay, perform and discharge such Obligations. A single Performance Demand shall be effective as to any specific default during the continuance of such default until Buyer or Buyer Parent shall have cured such default, and additional written demands concerning such default shall not be required until such default is cured. (b) This Buyer Parent Guaranty is a guaranty of payment and performance and not of collection. There are no conditions precedent to the enforcement of this Buyer Parent Guaranty. The obligations of Buyer Parent hereunder shall be continuing, absolute, unconditional and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (i) any invalidity, illegality or unenforceability against Buyer of this Agreement or any other agreement or instrument delivered pursuant hereto; (ii) any modification, amendment, restatement, waiver or rescission of, or any consent to the departure from, any of the terms of this Agreement or any other agreement or instrument delivered pursuant hereto; (iii) any exercise or non-exercise by Seller of any right or privilege under this Agreement or any other agreement or instrument delivered pursuant hereto or any notice of such exercise or non-exercise; (iv) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, by operation of law or otherwise, or any assignment of any Obligation by Seller; (v) any change in the corporate existence, structure or ownership of Buyer; (vi) any insolvency, bankruptcy, reorganization or other similar Proceeding affecting Buyer or Buyer’s assets or any resulting release or discharge of any Obligation; (vii) any requirement that Seller exhaust any right or remedy or take any action against Buyer or any other Person before seeking to enforce the obligations of Buyer Parent under this Buyer Parent Guaranty; (viii) the existence of any defense, set-off or other rights (other than a defense of payment, performance or discharge) that Buyer

72 Parent may have at any time against Buyer or any other Person, whether in connection herewith or any unrelated transactions; (ix) any other act or failure to act or delay of any kind by Buyer or any other Person; or (x) any other circumstance whatsoever that might, but for the provisions of this Buyer Parent Guaranty, constitute a legal or equitable discharge of the Obligations or the obligations of Buyer Parent hereunder, including all defenses of a surety. (c) This Buyer Parent Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored, returned or rejected by Seller for any reason, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Buyer or any substantial part of Buyer’s property, or otherwise, all as though such payments had not been made. Buyer Parent agrees that it will indemnify Seller on demand for all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller in connection with such rescission or restoration, which amounts shall be in addition to all other obligations hereunder. If Seller is required to refund part or all of any payment of Buyer with respect to any of the Obligations, such payment shall not constitute a release of Buyer Parent from any Liability hereunder, and Buyer Parent’s Liability hereunder shall be reinstated to the fullest extent allowed under applicable Law and shall not be construed to be diminished in any manner. (d) If this Agreement is terminated pursuant to and in accordance with Section 9.01, then there shall be no Liability on the part of Buyer Parent in respect of this Agreement; provided that (a) the provisions set forth in this Section 10.16 shall remain in full force and effect in accordance with their terms and (b) such termination shall not relieve Buyer Parent from any Liability for any breach of this Agreement prior to such termination. Section 10.17 Conflict Waiver. Each of Seller and Buyer, on behalf of itself and its respective Affiliates (including, with respect to Buyer, the Acquired Companies following the Closing), acknowledges and agrees that, in connection with any dispute, Proceeding, Liability, obligation or other matter, including any dispute between Buyer, the Acquired Companies and/or any of its or their respective Affiliates, on the one hand, and Seller and/or any of its Affiliates, on the other hand, or with or between any other Persons, in each case solely with respect to the transactions contemplated by this Agreement, (a) as to all communications among Kirkland & Ellis LLP (“Seller’s Counsel”), the Acquired Companies, Seller and/or any of its Affiliates, the attorney-client privilege, attorney work product protection and the expectation of client confidence belongs solely to Seller and/or its Affiliates (other than the Acquired Companies), and may be controlled by Seller or its Affiliates (other than the Acquired Companies), and shall not pass to or be claimed by Buyer, the Acquired Companies, or any of its or their respective Affiliates and (b) Seller’s Counsel may disclose to Seller and/or its Affiliates any information learned by Seller’s Counsel in the course of its representation of Seller, the Acquired Companies or its or their respective Affiliates in the transactions contemplated by this Agreement, whether or not such information is subject to attorney-client privilege, attorney work product protection, of Seller’s Counsel’s duty of confidentiality. Accordingly, Buyer and its Affiliates shall not have or seek access to any such communications, or to the files of Seller’s Counsel related to the transactions contemplated by this Agreement, whether or not the Closing occurs. Without limiting the generality of the foregoing, upon and after the Closing, (i) to the extent that files of Seller’s

73 Counsel relate to the transactions contemplated by this Agreement and constitute property of the client, only Seller and its Affiliates shall hold such property rights and (ii) Seller’s Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or the Acquired Companies by reason of any attorney-client relationship between Seller’s Counsel and any Acquired Company or otherwise. Section 10.18 Further Assurances. From time to time after the Closing, each Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments, and shall take, or cause to be taken, all such other actions as any other Party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement. [Signature Page Follows]

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT IN WITNESS WHEREOF, the Parties have executed this Agreement on the Execution Date. SELLER TRUE GREEN CAPITAL FUND III, L.P. /s/ Chris Kirkman Name: Chris Kirkman Title: Authorized Representative

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT BUYER APA FINANCE III, LLC /s/ Gregg Felton Name: Gregg Felton Title: Co-Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT Solely for the purposes of Article V, Section 6.04 Section 6.05 and Article X: BUYER PARENT ALTUS POWER, LLC /s/ Gregg Felton Name: Gregg Felton Title: Co-Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT